UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

FREZER, INC.

(Exact name of Registrant as specified in charter)

Nevada	0-51336	02-2777600
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

No. 90-1 Hongji Street
Xigang District Dalian City
Liaoning Province, PRC, 116011

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (011)-86-411-83678755

190 Lakeview Way, Vero Beach, Florida

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products in the People’s Republic of China and elsewhere, competition, exchange rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties and therefore, we can give no assurance that these statements will be achieved.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections which may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made.

We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Information regarding market and industry statistics contained in this Current Report is included based on information available to us which we believe is accurate.   We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of the data included in this Current Report.  Forecasts and other  forward-looking  information obtained  from these  sources  are  subject to the same  qualifications  and the additional  uncertainties  accompanying  any  estimates  of future market size, revenue and market acceptance of products and services.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars.  References to "yuan" or "RMB" are to the Chinese yuan (also known as the renminbi). According to the currency exchange website www.xe.com, on March 13, 2009, U.S.$1.00 was equivalent to 6.8392 yuan.

Explanatory Note

This current report on Form 8-K is being filed by Frezer, Inc. in connection with a series of transactions, all of which closed on March 13, 2009, through which (i) we acquired the ownership of Befut Electric (Dalian), Co., Ltd. (the “WFOE”) and control over its captive manufacturing company,  Dalian Befut Wire & Cable Manufacturing Co., Ltd. (“Dalian Befut”) in China and (ii) raised funds through a private placement of notes and warrants. We refer to the transactions through which we acquired the ownership of the WFOE as the “Reverse Merger.” We refer to the transaction through which we raised funds as the “Private Placement”.

This report describes those transactions, the agreements through which they were executed, the nature of the business we now conduct through WFOE and Dalian Befut, and other important features of the Company.

Through the Reverse Merger, we ceased to be a shell company as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”) and are now in the business of wire and cable manufacture and distribution in northeastern China.

Unless the context indicates otherwise, as used in this report, the words "Company”, "we,” "us,” and "our,” each refer to (i) Frezer, Inc., (ii) BEFUT Corporation, a corporation incorporated in the State of Nevada (“Befut Nevada”); (ii) Hongkong BEFUT Co., Ltd. (“Befut Hongkong”), a wholly-owned subsidiary of Befut Nevada incorporated under the laws of Hong Kong; (iii) WFOE, a corporation organized under the laws of the People’s Republic of China (the “PRC”) that is wholly owned by Befut Hongkong; and (vi) Dalian Befut, a corporation organized under the laws of the PRC which is the captive manufacturing company to WFOE and (vii) Dalian Marine Cable Co., Ltd., a corporation that is 86.6% owned by Dalian Befut.

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2009 (the “Closing Date”), we entered into and consummated a series of transactions whereby (a) the Company acquired 100% of the outstanding shares of common stock of Befut Nevada, constituting all of the capital stock of Befut Nevada, from Befut International Co. Limited, a British Virgin Islands company (“Befut BVI”) in exchange for the issuance to Befut BVI of a net number of 117,768,300 shares of the Company’s common stock and the cancellation of an aggregate of 2,176,170 shares of the Company’s common stock and (b) the Company raised $500,000 in gross proceeds from the sale to four investors of convertible promissory notes of the Company in the principal amount of $500,000 and warrants to purchase an aggregate of 720,076 shares of the Company’s common stock.

As more fully discussed below, as a result of the transactions, Befut Nevada became a wholly owned subsidiary of the Company. Befut Nevada, through its wholly owned subsidiary, Hongkong Befut wholly owns WFOE, which company has entered into a series of agreements with Dalian Befut pursuant to which WFOE has established control over Dalian Befut, its captive manufacturing company. Dalian Befut is one of the largest developers, manufacturers and distributors of wire and cable products in Northeastern China.

The following sets forth the material agreements that the Company entered into in connection with the above-described transactions and the material terms of these agreements:

1. Share Exchange Agreement

On March 13, 2009, the Company, Befut Nevada and Befut BVI  entered into and consummated a Share Exchange Agreement (the “Exchange Agreement”) pursuant to which Befut BVI transferred to the Company all of the outstanding shares of common stock of Befut Nevada, constituting all of the outstanding capital stock and equity interests in such company in exchange for (a) the issuance to Befut BVI of an aggregate of 117,768,300 or 98.3% of the outstanding shares of common stock of the Company, and (b) the cancellation of an aggregate of 2,176,170 shares of the Company’s common stock then owned by Befut Nevada. Befut Nevada had acquired such shares from three persons for an aggregate purchase price of $370,000 pursuant to the terms of a Stock Purchase Agreement dated as of March 2, 2009 (the “Share Exchange”).

The Exchange Agreement contains representations and warranties by the Company on one hand and Befut Nevada and Befut BVI, on the other hand, which are customary for transactions of this type.

2. Securities Purchase Agreement

Simultaneously with the Share Exchange, the Company entered into and consummated a Securities Purchase Agreement with four individuals, Yong Li, Yuming Ning, Chunying Diao and Yining Xia, pursuant to which the Company sold to such persons for a gross purchase price of $500,000: (a) 15% Convertible Notes of the Company in the aggregate principal amount of $500,000 (the “Notes”) and warrants to purchase an aggregate of 720,076 shares of the Company’s common stock at an initial exercise price of $.1916 per share, which exercise price is subject to adjustment upon the occurrence of certain events (the “Warrants”).

The offer and sale of the Notes and Warrants was exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and/or Regulation S.

The entire unpaid principal amount of the Notes is due on March 12, 2010. The outstanding principal amount of the Notes bears interest at the rate of 15% per annum. After a default, the interest rate would be 20% per annum.

The Notes may not be voluntarily prepaid by the Company. The outstanding principal amount of the Notes (but not accrued interest) is convertible at any time at the option of the holder of the Notes into common stock of the Company at the initial rate of one share of common stock for each $.1597 of principal converted. The conversion rate is subject to adjustment in the case of stock dividends, subdivisions and combinations of the Company’s common stock. Under the terms of each Note, an Event of Default occurs:  (i) if interest on such Note is not paid within 10 days following the maturity date, the entire outstanding principal is not paid on the maturity date, (ii) the Company defaults in any of its obligations under the Securities Purchase Agreement and such default continues for more than 10 business days after notice is given to the Company by the holder of the Note, (iii) upon the occurrence of certain events relating to the bankruptcy of the Company or  (iv) if the Company’s common stock ceases to be quoted on the OTC Bulletin Board or listed on a stock exchange within 12 months after the date of the Note.

The Warrants are exercisable in whole or in part at any time from the date of issuance until the earlier of (a) March 13, 2014 or (b) thirty days after delivery to the holder of audited financial statements of the Company for a particular fiscal year that shows that the consolidated net income of the Company and its subsidiaries exceeded $20 million for such fiscal year and consolidated net income of the Company and its subsidiaries per share on a fully diluted basis exceeded $.26 per share (which amount is subject to proportional downward adjustment in the case of the issuance of additional fully diluted shares of the Company). The Warrants may also be exercised on a net or cashless basis, if, after September 13, 2009 there is no effective registration statement covering the resale of the shares of the Company’s common stock which may be issued upon exercise of the Warrants. The exercise price of the Warrants is subject to adjustment in certain events, such as the payment of stock dividends, or subdivisions or combinations of the Company’s Common Stock. In the event the Company consolidates or merges with another entity in a transaction in which the Company is not the surviving corporation, the Company transfers all or substantially all of its assets or properties to another entity or the Company effects a capital reorganization or reclassification of its Common Stock, adjustment is to be made to the exercise price and number of shares issuable upon exercise of the Warrants so that the holders will be entitled upon exercise of the Warrants to the securities, cash and property to which the holders would have been entitled upon consummation of such event if such holders had exercised the Warrant immediately prior thereto.

Each of the investors listed below (“Investors”) purchased the securities indicated below under the Securities Purchase Agreement:

Name	Purchase Price	Principal Amount of Note	Warrants to Purchase Number of Shares of the Company’s Common Stock
Yong Li	$100,000	$100,000	144,015
Yuming Ning	$100,000	$100,000	144,015
Chunying Diao	$130,000	$130,000	187,220
Yining Xia	$170,000	$170,000	244,826

Representations; Warranties; Indemnification: The Securities Purchase Agreement contains representations and warranties by the Company and the Investors which are customary for transactions of this type. The Securities Purchase Agreement also (i) obligates us to indemnify the Investors for any losses arising out of any breach of the agreement or failure by the Company to perform with respect to the representations, warranties or covenants in the agreement and (ii)  obligates the Investors to indemnify the Company for any losses (up to the purchase price for the Notes and Warrants) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by such Investors in the agreement.

Covenants: The Securities Purchase Agreement contains certain covenants on the Company’s part, including the following: (i) to notify the Securities and Exchange Commission of the transaction, including filing of a Form D and (ii) to comply with the reporting and filing obligations applicable to the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)  and (iii)to effect a 1 for 4.07 reverse stock split as a result of which the conversion rate of the Notes shall be adjusted to be 1 share of common stock for each $.65 of principal converted.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 1.01 is incorporated herein by reference. The Exchange Agreement was consummated on March 13, 2009. As a result, Befut Nevada became a wholly owned subsidiary of the Company. Befut Nevada, through its wholly owned subsidiary, Hongkong Befut wholly owns WFOE, which company has entered into a series of agreements with Dalian Befut giving it control of Dalian Befut and pursuant to which Dalian Befut manufactures products solely for WFOE. Dalian Befut is one of the largest developers, manufacturers and distributors of wire and cable products in Northeastern China.

BUSINESS

Our History

Organizational History of Frezer, Inc.

Frezer, Inc. (“we”, “us”, “our”, or the “Company”) was incorporated in the State of Nevada on May 2, 2005.  The Company was previously a wholly owned subsidiary of BMXP Holdings, Inc., then known as Bio-Matrix Scientific Group, Inc. (“BMXG”), a Delaware corporation engaged primarily in the development of medical devices.  The board of directors of BMXG voted to distribute all shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), held by BMXG to holders of BMXG common stock of record as of May 31, 2005.  On June 15, 2005, these stockholders received one share of the Company’s Common Stock for each share of BMXG common stock.

On June 1, 2005, the Company filed a registration statement on Form 10-SB with the Securities and Exchange Commission (the “SEC”).  Upon effectiveness of such registration statement, the Company has been subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

From inception to July 11, 2006 the Company’s objective was to operate in the field of stem cell banking and regenerative medicine.  However, on July 11, 2006, the Company’s board of directors (the “Board of Directors”) unanimously approved resolutions to abandon all plans to develop a stem cell banking facility and market that facility's services.

On February 22, 2007, the Company experienced a change in control as a result of purchase of the aggregate of 3,500,000 shares of Common Stock by KI Equity Partners IV, LLC ("KI Equity"), a Delaware limited liability company. Following such change in control, the Company became a shell company with nominal assets, no employees and no active business operations.

On January 10, 2008, the Company's Board of Directors adopted, and holders of a majority of our issued and outstanding shares of Common Stock approved, by written consent, a 1-for-20 reverse stock split of the Company's common stock outstanding, with special treatment for certain of the Company's stockholders to preserve round lot stockholders.

On March 13, 2009, the Company experienced another change in control as a result of Befut Nevada’s purchase of 2,176,170 shares of the Company’s Common Stock, or 51% of the then outstanding shares from three shareholders of the Company. Immediately after such change in control, the Company acquired Befut Nevada, as discussed in Item 2.01 of this report and cancelled the 2,176,170 shares issued to Befut Nevada. On the same day, the Company consummated the Private Placement as described in Item 1.01 of this report.

Organizational History of Dalian Befut Wire & Cable Manufacturing Co., Ltd.

Dalian Befut was incorporated on June 13, 2002 under the laws of the People’s Republic of China (the “PRC”). It is currently owned by eight individuals in the PRC, among whom, Mr. Hongbo Cao and Mr. Tingmin Li are the largest shareholders having an aggregate of 90% of its equity interests.  Pursuant to a series of agreements, Dalian Befut is controlled by WFOE and is a captive manufacturer to it as Dalian Befut is contractually precluded form engaging in business with any other person or entity.

On April 14, 2006, Dalian Marine Cable Co., Ltd. (“Dalian Marine Co.”) was incorporated by Dalian Befut. Its current shareholders are Dalian Befut (having 86.6% of the equity interest) and three individual shareholders, namely, Mr. Tingmin Li (having 6% of the equity interest), Mr. Hongbo Cao (having 4% of the equity interest) and Mr. Qingye Meng (3.4% of the equity interest). The three individuals are also shareholders of Dalian Befut. We plan to have Dalian Marine Co. conduct all of our marketing and production of marine cables.

Organizational History of Befut Electric (Dalian) Co., Ltd.

WFOE was incorporated on February 13, 2009 by Hongkong BEFUT Co., Ltd. under the laws of the PRC.

On February 16, 2009, WFOE entered into a series of agreements, the purpose of which was to restructure Dalian Befut in accordance with PRC law such that it could seek capital and grow its business (the “Restructuring”). First, WFOE entered into an Original Manufacturer Agreement (the “OEM Agreement”) with Dalian Befut with the following material provisions: (i) Dalian Befut may not manufacture products for any person or entity other than WFOE without its written consent; (ii)  WFOE is to provide all raw materials and advance related costs to Dalian Befut, as well as provide design requirements for products to be manufactured; (iii) WFOE is responsible for marketing and distributing the products manufactured by Dalian Befut and its keeps all related profits and revenues; and (iv) WFOE has an exclusive right to purchase whole or part of the assets and/or equity of Dalian Befut to the extent permitted by the PRC law at the sole discretion of WFOE and at the mutually agreed price.

In addition, on February 16, 2009, WFOE entered into two ancillary agreements with Dalian Befut: (i) Intellectual Property Rights License Agreement, pursuant to which WFOE shall be permitted to use the intellectual property rights such as trademarks, patents and know-how for the marketing and sale of the products manufactured by Dalian Befut; and (ii) Non-competition Agreement, pursuant to which Dalian Befut shall not compete against WFOE.

Organizational History of Hongkong BEFUT Co., Ltd.

Befut Hongkong was incorporated on September 10, 2008 under the laws of Hong Kong. As of the date of this report, Befut Nevada owns 100% of the shares of Befut Hongkong. Befut Hongkong is a holding company having all of the equity interests of WFOE.

Organizational History of BEFUT International Co. Limited

Befut BVI was incorporated on September 1, 2008 under the laws of British Virgin Islands. As of the date of this report, Befut BVI is owned by the six individuals, among whom, each of Mr. Hongbo Cao and Mr. Tingmin Li own 43.48% of Befut BVI. Befut BVI has an aggregate of 117,768,300 shares, or 98.3% of the total outstanding shares of the Company’s Common Stock, as a result of the Share Exchange described under Item 1.01 of this report.

Organizational History of BEFUT Corporation

Befut Nevada was incorporated on January 14, 2009 under the laws of the state of Nevada, United States. Befut Nevada is a wholly owned subsidiary of the Company as a result of the Share Exchange as described under Item 1.01 of this report. It owns all of the outstanding shares of Hongkong BEFUT.

Immediately after the Share Exchange, as of the date of this report, our corporate structure is as follows:

Overview of the Business

We are one of the largest developers, manufacturers and distributors of wire and cable products in Northeastern China (namely, Helongjiang, Jilin and Liaoning provinces in China). We are headquartered in Dalian, which is situated at the tip of China’s Liaodong Peninsula. Dalian is a trading and financial center in Northeastern Asia. Dalian Befut has branch offices at Beijing and Representative Offices at several cities in Northeastern China such as Shenyang, Anshan, Harbin and Jilin.

We are engaged in the production of traditional cables, including metallurgy, coal and electric power system cables and specialty cables, including marine cable, mine specialty cable, nuclear cable, and petrochemical cable. Dalian Befut has the technical capability for the production of large-scale marine cable, a segment with significantly higher profit margins which we intend to pursue.

In 2006, we commenced the construction of our project in the industry zone on Changxing Island, Dalian to dedicate in marine cable production. We plan to have specialty cable such as marine cable as our main business in the next five years.

The following table shows our historical composition of our products in percentages:

Products	Percentages for the Fiscal Years Ended June 30,		Percentages for the six months ended December 31, 2008
	2007	2008
Traditional Cable	60.5%	57.6%	50.0%
Marine Cable	13.2%	14.5%	36.4%
Mine Special Cable	11.01%	12.4%	4.5%
Petrochemical Cable	11.01%	10.3%	4.5%
Nuclear Cable	0	0	4.5%
Other Cable	4.28%	5.2%	0.1%
Total	100%	100%	100%

Our Products

We produce the following principal products –

Products	Feature	Application
Traditional Cable (Mainly “Electric Cable”)	It has an outstanding thermo-mechanical property, excellent electrical and anti-corrosion properties.
Used in telecommunication industry, auto industry, metal refining, electrical and petrochemical industry transportation industry including electrified railway and urban rail transportation, and construction industry

Marine Cable	It has strong physical features such as stronger anti-erosion, anti-stretch and long use life.
Applicable to all the ship building standard categories such as construction of ships, on-water oil platform, coastal marine project, and also capable of meeting all needs on a ship including power transmission, signal transmission of lighting and information processing equipment, and control system

Nuclear Cable	High-temperature resistant, corrosion protection low-temperature resistant, hard-wear, rusty-resistant, acid-bases resistant, age-resistant, long-life	Used in nuclear power plants
Mine Special Cable	temperature resistant, corrosion protection, soft, low-temperature resistant	Used by mining corporations
Petrochemical Cable	corrosion protection, long-life, high stretch resistance feature	Applied on the petrochemical enterprise, and the offshore building
Other Specialty Cable	high-temperature resistant, low-temperature resistant, hard-wear, acid-bases resistant, age-resistant, long-life	Applied in Steelwork, ore yard

We plan to develop marine cables such as submerged cables used to transfer data and telecommunications and marine cable used in shipbuilding. We anticipate that the initial phase of the marine cable project will cost approximately $7.3 million. It includes the purchase land use rights for 30,000 square meters of land and the purchase of imported production lines. There is no assurance that we can obtain the necessary bank or other funding for this project.

We believe the specialty cable sector is the most profitable sector in wire and cable industry with significantly higher gross margins of up to 60%. Specialty cables typically are produced specifically for certain uses in harsh conditions unsuitable for other typical cables.

The following lateral section images show the general structure of our traditional cables and marine cables:

Manufacturing Process:
The following illustration shows the manufacturing process for our cable products:

Raw Materials and Suppliers

The primary raw materials we use are copper, insulation materials and protective materials. The following is a list of the top suppliers in the fiscal years of 2007 and 2008:

Raw Materials	Suppliers	Percentages as to our total purchase from the suppliers in the Fiscal Year Ended June 30, 2008
Copper Wire	Tianjin Huabei Wire & Cable Manufacturing	30.41%
Copper Wire	Shenyang Tailida Copper Industry Co., Ltd	14.68%
Copper Wire	Kaiyuan Aiming Copper Industry Co., Ltd	11.64%
Insulation Material	Hebei Shunping Town Longchang Plastic	0.48%
Insulation Material	Shenyang Meijia Wire & Cable Material Factory	0.26%
Sheath	Shenyang Xiangrui Adhesive Tape Manufacturing Co., Ltd	0.46%
Sheath	Shenyang Xinqite Wire & Cable Co., Ltd	0.17%
Cross-link	Samat Chemicals Co., Ltd	0.23%
Cross-link	Tianjin Tianli Special Wire & Cable Co., Ltd	0.27%
Total		58.60%
Raw Materials	Suppliers	Percentages as to our total purchase from the suppliers in the Fiscal Year Ended June 30, 2007
Copper Wire	Tianjin Huabei Wire & Cable Manufacturing	57.32%
Copper Wire	Dashiqiao Yongsheng Copper Industry Co., Ltd	8.07%
Copper Wire	Shenyang Metal Co., Ltd	5.87%
Insulation Material	Shunchang Longchang Plastic Co., Ltd	1.18%
Insulation Material	Shenyang Meijia Wire & Cable Material Factory	0.90%
Sheath	Shenyang Xiangrui Adhesive Tape Manufacturing Co., Ltd	1.54%
Sheath	Shenyang Xinxin Flame-retarded Cable Material Co., Ltd	0.36%
Cross-link	Tianjin Tianli Special Wire & Cable Co., Ltd	0.52%
Cross-link	Samat Chemicals Co., Ltd	0.40%
Total		76.16%

Our principal raw materials are generally available in the market and we have not experienced any raw material shortages in the past. Because of the general availability of these raw materials, we do not believe that we will experience any raw material shortages in the future; however, changes in the prices of copper, which has an established history of volatility, directly affect the prices of our products and may influence the demand for our products.

Distribution, Sales Network and Customers

We sell our products through a network of twenty-four sales persons located in Dalian and sales branches in six cities, such as Beijing, Shenyang, An’shan, Jilin and Benxi to facilitate the sales in those cities. A total of twelve persons cover those branches. In addition, we contracted three distributors. Normally, the contracts with distributors are for one year.

We have a total of approximately 500 customers located in Northeastern China and other provinces in China.

Our ten largest customers in the fiscal year ended June 30, 2008 generated approximately 25% of the total sales that year.

Customers	For the fiscal year ended June 30, 2008 Percent as to the total sales (%)
CCEED Industrial Equipment Installation Co., Ltd.	5.9
Dalian Huasheng Electric Installation Co., Ltd.	3.86
Dalian Huarui Joint Stock Company	3.4
Dalian COSCO SHIPYARD	2.27
Dalian Juzheng Electric Power Source Co., Ltd	2.04
Hebei Provance Shougang Qian’an Steel Co., Ltd.	1.86
Lvshun Tongyuan Goods & Materials Distribution	1.59
Jiangsu Provincial Industrial Equipment Installation Co., Ltd	1.36
Inner Mongolia Baogang Ganglian Joint Stock Company	1.36
Sunny 100 House Purchasing (Liaoning) Co., Ltd	1.36
Ten Largest Customers in Total	25

Our ten largest customers in the fiscal year ended June 30, 2007 generated a total of approximately 45.0% of the total sales that year.

Customers	For the fiscal year ended June 30, 2007 Percent as to the total sales (%)
Ningxia Meili Paper Industry Joint Stock Company	7.4
Dalian Yifeng Industry Co.,Ltd	6.66
Dalian Huarui Joint Stock Company	5.46
Dalian Hongqi Electric Field Engineering Co., Ltd	5
Jiangsu Provincial Industrial Equipment Installation Co., Ltd	4.8
Dalian Juzheng Electric Power Source Co., Ltd	4
Sunny 100 House Purchasing (Liaoning) Co., Ltd	3.33
Qianhao Group Co., Ltd	3
Shenyang Wire & Cable Co., Ltd Rubber & Plastic Manufacturing Branch Company	2.66
Baogang Ganglian Joint Stock Company	2.66
Ten Largest Customers in Total	44.97

Research and Development

In the fiscal years of 2008 and 2007, we spent $6,903 and $6,405 on research and development, respectively. We maintain an internal Research and Development Department composed of eleven full-time employees to improve our current product features and develop new devices and technologies.

Intellectual Property

Trademark

Dalian Befut is the registered trademark holder of the following trademark, which was registered with the Trademark Office of the State Administration for Industry and Commerce in PRC ("SAIC").

The registered scope of use includes wire products such as wire cable, electric wire, power materials (electric wire and wire cable), and electric resister for copper wire. The registered term of the trademark is from September 7, 2001 to September 6, 2011. Under the PRC Trademark Law, which was adopted in 1982 and revised in 2001, registered trademarks are granted a term of ten years’ protection, renewable for further terms. Each renewal is limited to ten year terms and the registrant must continue to use the trademark and apply for a renewal within six months prior to the expiration of the current term.

In 2008, the trademark was recognized as a Famous Trademark in China through a judicial procedure, one of the two procedures in the PRC to grant a trademark such title (the other procedure is through administrative procedure) pursuant to Rules on Famous Trademark Recognition and Protection promulgated by the PRC National Industrial and Commercial Bureau and implemented from June 1, 2003. A Famous Trademark in China is entitled to a stronger protection comparing to a general trademark in China. For example, it can prevent others using the same or similar trademark not only on the same or similar products but also on certain products in other industry as long as the use of such trademark by others would cause confusion and misleading to a reasonable customer. In addition, in a trademark dispute adjudication, being a Famous Trademark itself provides self evidence of influence on consumers. There are approximately ten Famous Trademarks owned by companies located in city of Dalian.

Patent

Dalian Befut has the following two patents:

Name of Patent	Type of Patent	Patent No.	Inventor’s Name	Date of Application	Date of Publication and Term
Intelligent reactive power compensation for automatic screen	Utility model	ZL200720184912.4	Dalian Befut Wire & Cable Manufacturing Co., Ltd	12/14/2007	10/15/2008; Term: 10 years from 10/15/2008 to 10/14/2018
Automatic Protection Ni-mh Battery Screen	Utility model	ZL200720184913.9		12/14/2007	01/07/2009 Term: 10 years from 01/07/2009 to 01/06/2019

Dalian Befut is in the process of applying for the following five patents with the Patent Office of the National Intellectual Property Office of the PRC:

Name of Patent	Type of Patent	Patent No.	Inventor’s Name	Date of Application	Date of Acceptance of the Application by the PRC IP Office	Status of Application
New tide-proof power cable	Utility model	200820015254.0	Guoxiang Liu,	08/27/2008	08/29/2008	Patent Pending
Sonar watertight cable	Utility model	200820015255.5	Hongming Wu and	08/27/2008	08/29/2008	Patent Pending
Environmentally friendly wire & cable of low-smoke, halogen-free, fire-retardant insulation	Utility model	200820015256.X	Ying Zhao	08/27/2008	08/29/2008	Patent Pending
High-temperature plastic extrusion die-tool	Utility model	200820015331.2		08/29/2008	09/01/2008	Patent Pending
Mine fire-retardant rubber branch of the pre-cable	Utility model	200820015332.7		08/29/2008	09/01/2008	Patent Pending

The PRC Patent Law was adopted by the National People's Congress, the parliament in PRC, in 1984 and was subsequently amended in 1992 and 2000. The Patent Law aims to protect and encourage invention, foster applications of invention and promote the development of science and technology. To be patentable, invention or unity models must meet three conditions: novelty, inventiveness and practical applicability. The Patent Office of the National Intellectual Property Office of the PRC under the State Council is responsible for receiving, examining and approving patent applications. A patent is valid for a term of twenty years in the case of an invention and a term of ten years in the case of utility models and designs. Our pending patents are all utility models and will subject to the ten years' protection. Any use of patent without consent or a proper license from the patent owner constitutes an infringement of patent rights. We cannot assure you that any patent applications filed by us will be approved in the future.

Competition

Currently, there are approximately 7,000 manufacturers in China producing a variety of types of cables and wires, most of which produce traditional electric cables and wires only. Among all of those manufacturers, 2,000 manufacturers can undertake specialty cable production, such as marine cables and mine cables. Furthermore, among the 7,000 manufacturers, only 40 are eligible for producing nuclear cables and 20 can produce marine cables.

Our competitors include the manufacturers having the ability to conduct comprehensive cable and wire production like us, such as Far East Cable Co., Limited, Shangshang Cable and the manufacturers which can produce specialty cable such as Yangzhou Marine Cable Manufacturing Factory.

Far East Cable Co., Ltd. (“Far East”) in Jiangsu Province in China is our largest competitor in the sector of traditional electric cable and wires. It is in the leading position in terms of market share. Our competitive advantage to Far East is in specialty cable production, in which we have more qualification certificates and market share than that of Far East.

In terms of specialty cables such as marine cables, Yangzhou Marine Cable Factory is our major competitor. It entered into this market earlier than us and has strong competitive advantage on qualifications and market share.  However, their market is mostly in the adjacent provinces such as Jiangsu and Zhejiang, which are not where we are located.

We have the following competitive advantages –

■
We have a strong research and development team including the top personnel in this industry such as the advanced technology staff from Shenyang Electric Cable Factory, which was the largest cable company in Northeastern China owned by the state but was dissolved. Our team also includes the experts from Dalian Science and Technology University.

■
We have obtained qualifications in specialty cable production. We are nationally-designated enterprise for coal mine and mechanical products and have passed National Confidential Certification. We obtained Classification Society certifications from the PRC, US, Germany, Italy, Japan and South Korea for our marine cables, first-grade supply network certificate for China National Petroleum Corporation (CNPC), and MIL-Spec Quality Management System certification.

■
We have entered into a contract to expand our production facilities in the Industrial Zone by harbor on Changxing Island in Dalian to develop our marine cable production. We believe such expansion may provide us dominant advantages in terms of production scale and capacity in Northeastern China.

In order to expand our production and sustain our growth, we will need additional working capital.  There is no assurance such capital will be available to us, or that if available, that it will be on the terms that are acceptable to us.

Environmental Compliance

We are subject to environmental regulations that are generally applicable to manufacturing companies in the PRC.  For example, Dalian Befut obtained necessary approval for its new manufacturing facilities. We are also subject to periodic inspection by environmental regulators and must follow specific procedures in some of our processes. We have not violated environmental regulations or approved practices.

Employees

We currently have 200 employees in total, of whom 179 are full time and 21 are part time.

Government Regulations

We are subject to the recent PRC State Administration of Foreign Exchange (“SAFE”) regulations regarding offshore financing activities by PRC residents. SAFE issued a public notice in October 2005 requiring PRC domestic residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the notice as an “offshore special purpose company.” All of our PRC resident shareholders have complied with the registration procedure with local SAFE.

Dalian Befut’s production facilities maintain an ISO 9001 Quality Management System.

According to The Rule Regarding the Administration on Compulsory Products Certification promulgated by General Administration of Quality Supervision, Inspection and Quarantine of the PRC on December 3, 2001 and effective from May 1, 2002, products that impact health and safety of human beings, life and health of animals and plants and environmental protection and public safety that are listed in the Index of the PRC Compulsory Production Certification (the “Index”) are subject to the universally applicable national standards, technical rules and implementation procedures. China Compulsory Certification (“CCC”) is a mandatory requirement for the production, distribution and exportation of any of the products that are listed in the Index. Certain of our cable and wire products are subject to such certification and we have maintained effective CCC status on those products accordingly.

We received Classification Society certifications for our marine cable products from classification societies such as China Classification Society, American Bureau of Shipping, Germanischer Lloyd, Italy, Nippon Kaiji Kyokai and Korean Register of Shipping. A classification society is a non-governmental organization in the shipping industry, often referred to as “Class”. It establishes and maintains standards for the construction and classification of ships and offshore structures, supervises that construction is according to these standards and carries out regular surveys of ships in service to ensure these comply with these standards.

In addition, we are a nationally-designated enterprise for coal mine and mechanical products, first-grade supply network certificate for China National Petroleum Corporation (CNPC), and MIL-Spec Quality Management System certification.

We obtained a license for importing and exporting products in 2006.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. However, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Description of Properties

Under PRC law, all land in the PRC is owned by either the state (“State Land”) or by rural collectives (“Collective Land”), which grant a "land use right" to an individual or entity after a purchase price for such "land use right" is paid to the government. The "land use right" grants the holder the right to use the land for a specified long-term period of time and other rights that are incidental to the ownership of the land, except for the right to ownership. Land and buildings are regarded as two separate properties in China. Land users may use the land and own the buildings and improvements on it, but the sovereignty of the land are retained by the State or rural collectives.

We lease a piece of land and the buildings on that land from Dalian Wanbao Industrial Co. Ltd. (the “Lessor”). Set forth in the following table is the information of such lease:

Location	Qipanzi County, Gezhenbao Town of Ganjingzi District, Dalian,
Certificate of Land Use Right No.	Ganjiyong (2001) Zi Di 0316004
Registered Owner of Land	Qipan Village (Rural Collective)
Lessor	Dalian Wanbao Industrial Co. Ltd.
Usage	Industrial Use
Size ( in Square Meters)	14,040
Term and Expiration Date of the Lease	For 50 years, from Oct.1 2001 through Oct. 1, 2051
Rent	RMB2,500,000 (approximately $365,540) for 50 years
Other	The right to transfer and to allocate security interest on the land shall be subject to the Lessor’s consent.

We own three factory buildings that are built upon the leased land referenced immediately above. Set forth in the following table is the information of the factory buildings:

Registered Owner of Land Use Right	Location	Certificate of House Ownership Number	Size (in Square Meters)	Usage	Encumbrance
Dalian Befut Wire & Cable Manufacturing Co., Ltd	Qipanzi County, Gezhenbao Town of Ganjingzi District, Dalian	Dagan Cun Fang Zi Di 205010073	661.5	Industrial use, Factory	None
		Dagan Cun Fang Zi Di 205010074	1531.05
		Dagan Cun Fang Zi Di 205010075	4014.72

In addition, we are currently undertaking a construction project of factory facilities, located in Xingang County, Lingang Industrial District of Changxing Island (“Changxing Island Property”). Such project is expected to be completed in June 2009, and WFOE shall be then entitled to: (i) the use right to the land which Changxing Island Property covers; and (ii) the ownership of the buildings and factories built upon Changxing Island Property, upon the completion of the project. Changxing Island Property has an area of 120,953 square meters, and the construction area totals 73,177 square meters, with 54,257 square meters of factory facility and 18,920 square meters of affiliated buildings. However, there can be no assurance that WFOE may obtain such land use right and building ownership as we anticipated.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the notes to those financial statements appearing elsewhere in this Current Report on Form 8-K. This discussion and analysis contains forward-looking statements that involve significant risks and uncertainties.

As a result of many factors, such as the competition in the cable industry and the impact of such competition on pricing, revenues and margins, the economic conditions affecting our customers, the cost of attracting and retaining highly skilled personnel, the prospects for future acquisitions, and other factors set forth elsewhere in this report, our actual results may differ materially from those anticipated in these forward-looking statements.

 Unless the context indicates otherwise, as used in the following discussion, the words "Company”, "we,” "us,” and "our,” each refer to (i) Frezer, Inc., (ii) BEFUT Corporation, a corporation incorporated in the State of Nevada (Befut Nevada); (ii) Hongkong BEFUT Co., Ltd. (“Befut Hongkong”), a wholly-owned subsidiary of Befut Nevada incorporated under the laws of Hong Kong; (iii) Befut Electric (Dalian) Co., Ltd. (“WFOE”), a corporation organized under the laws of the People’s Republic of China (the “PRC”); and (vi) Dalian Befut Wire and Cable Manufactuing Co., Ltd. (“Dalian Befut”), a corporation incorporated under the laws of the PRC with a series of contracts establishing their exclusive business relationship; and (vii) Dalian Marine Cable Co., Ltd., a corporation that is 86.6% owned by Dalian Befut.

Overview

Headquartered in Dalian, PRC, we are one of the largest wire and cable manufacturers in northeastern China. Because the city of Dalian has become a center for ship manufacturing and nuclear power plant construction in China, we have changed our business strategy from being a traditional cable manufacturer to a specialty cable supplier. By focusing on manufacturing high yield and high profit margin marine and other specialty cables, we believe that we have achieved competitive advantages and are growing rapidly.

We seek to quickly respond to market demand of the shipbuilding, steel, coal, nuclear power and offshore oil industries and can manufacture tailor-made cables for special purposes and special conditions to meet customers’ demands.

Recent Developments

We have invested 60 million RMB (approximately $8,754,000) to construct and develop a 150,000 square meter Industrial Park on Changxing Island, the third largest island in the PRC where Dalian Marine Equipment Manufacturing Park is based. Changxing Island is 120 kilometers from Dalian.

Financial Results for the Quarterly Period Ended December 31, 2008 and 2007

Results of Operations for Three Months ended December 31, 2008 and 2007

The following table shows the operating results of the Company for the three months ended December 31, 2008 and 2007:

	For the Three months ended
	December 31
	2008	2007
Sales	$5,597,320	$5,789,673
Cost of Good Sold	4,297,581	5,378,206
Gross Profit	1,299,739	411,467
Operating Expenses
Selling, general and administrative	346,285	363,349
Income from Operations	953,454	48,118
Other Income (Expenses)
Other income
Interest expense	(122,030)	(115,189)
Other expense	55,751	141,140
Government subsidy income	100,833	380,021
Total Other Income (Expenses)	$34,554	$405,972
Income before Provision for Income Tax	988,008	454,090
Provision for Income Tax	29,684	26,828
Net Income before Minority Interest	958,324	427,262
Minority Interest	(724)	(1,559)
Net Income	959,048	428,821
Other Comprehensive Income
Foreign currency translation adjustment	45,570	490,472
Comprehensive Income	$1,004,618	$919,293

Sales

Our sales for the three months ended December 31, 2008 were $5,597,320, a decrease of $192,353, or 3.32%, from our sales of $5,789,673 for the three months ended December 31, 2007. Such decrease is due to the decrease in the price of the final products arising from the decrease in our major raw material, copper. Our output and sales volume of for the three months ended December 31, 2008, however, was higher than that of the three months ended December 31, 2007.

Cost of Goods Sold

Our cost of goods sold for the three months ended December 31, 2008 was $4,297,581, a decrease of $1,080,625 or 20.09%, as compared to $5,378,206 for the quarter ended December 31, 2007. Cost of goods sold is primarily comprised of the cost of our raw materials and direct labor, manufacturing overhead expenses. Our principal raw material is copper, the price for which can affect our operating results..

The unit price of copper decreased to RMB35,200 (approximately $5,157) per ton in the three months ended December 31, 2008 from RMB54,900 (approximately $7,515) per ton from the comparable period in prior year, a decrease of 35.9% (or 31.3% if considering the appreciation of the RMB). (Currency Exchange Rate: 1RMB=$0.1465 on December 31, 2008, 1RMB=$0.1369 on December 31, 2007) In addition, we increased our production of specialty cable and marine wire, which has a lower cost as to profit as compared to such ratio of traditional cable and wire.

Gross Profit

Our gross profit is equal to the difference between sales and cost of goods sold. Our gross profit for the fiscal year ended December 31, 2008 was $1,299,739, an increase of $888,272, or 215.88%, from $411,467 in gross profit for the fiscal year ended December 31, 2007. The increase in gross profit was attributable to the decrease of cost of sales. Gross profit as a percentage of net sales was 23.22% for the fiscal year ended December 31, 2008, as compared to 7.11% for the fiscal year ended December 31, 2007. The gross profit margin increased by 16.11 percentage points.

Selling Expenses, general and administration

Our selling expenses consist primarily of salaries of sales personnel, advertising and promotion expenses, freight charges and related compensation. Selling and general administration expenses were $346,285 for the quarter ended December 31, 2008 as compared to $363,349 for the quarter ended December 31, 2007, a slight decrease of $17,064 or approximately 4.70%.  Such decrease is mainly due to our strict internal control on general and administration fees which offset the increase in selling expenses.

Operating Income

Our operating income was $953,454 for the three months ended December 31, 2008, as compared to $48,118 for the same period ended December 31, 2007, an increase of $905,336 or 1881.5%. The Sharp increase in our operating income was mainly attributable to the decrease in the cost of our products and the increased production in special cable and marine wire with a higher profit margin.

Government Subsidy

We received subsidy from Chinese local government for the three months ended December 31, 2008 at the amount of $100,833 while we received $380,021 for the three months ended December 31, 2007.

The local government has a favorable policy to encourage new investments in Changxing Island where our new facilities are located.  However, such subsidy is on a year by year basis and has its uncertainty.

Income Taxes

Our business operations were solely conducted by Dalian Befut and its subsidiary Befut Marine which were incorporated in the PRC. They were governed by the PRC Enterprise Income Tax Laws.  In accordance with the Income Tax Laws, a PRC domestic company is subject to the following taxes, including but not limited to: (i) enterprise income tax rate has been adjusted from 33% to 25% effective from January 1 2008, when the new PRC Enterprise Income Tax Laws became effective; and (ii) value added tax at the rate of 17% for most of the goods sold.

Our income tax was $29,684 for the quarter ended December 31, 2008, comparing to $26,828 for the same quarter ended December 31, 2007, an increase of $2,856 or 10.65%. Such increase is due to the increased income from operations.

Net Income

Net income for the three months ended December 31, 2008 was $959,048, an increase of $530,227 from $428,821, or 123.65%, compared with that of the three months ended December 31, 2007. The increase was attributable to the lower cost of the raw materials in our products in general and the increase in our production of special cable and marine wire which has a higher profit margin.

Results of Operations for the Six Months ended December 31, 2008 and 2007

The following table shows the operating results of Dalian Befut and its subsidiary, Dalian Marine for the six months ended December 31, 2008 and 2007:

	For the Six Months Ended
	December 31,
	2008	2007

Sales:	$10,883,540	$11,075,538
Cost of goods sold:	8,261,547	8,606,265
Gross profit:	2,621,993	2,469,273
Operating expenses:
Selling, general and administrative	580,723	612,511
Income from operations:	2,041,270	1,856,762
Other income (expenses):
Interest expense	(280,162)	(192,504)
Other income (expense)	34,330	141,140
Government subsidy income	159,903	433,841
Total other income (expenses):	(85,929)	382,477
Income before provision for income tax:	1,955,341	2,239,239
Provision for income tax:	102,407	60,030
Net income before minority interest:	1,852,934	2,179,209
Minority interest:	(804)	(2,420)
Net income:	1,853,738	2,181,629
Other comprehensive income:
Foreign currency translation adjustment	166,597	517,478
Comprehensive income:	$2,020,335	$2,699,107

Sales

Our net sales for the six months ended December 31, 2008 were $10,883,540, a decrease of $191,998 or 1.73%, from $11,075,538 for the six months ended December 31, 2007. The reason for such decrease is the decrease in the price of the final products arising from the decrease in our major raw material, copper.The Company maintains an increase on its output and sales volume, comparing the six months ended December 31, 2008 with that of the same period of fiscal year 2007.

Cost of Goods Sold

Cost of goods sold is primarily comprised of the cost of our raw materials and direct labor, manufacturing overhead expenses. Our cost of goods sold for the six months ended December 31, 2008 was $8,261,547, a decrease of $344,718 or 4.01%, as compared to $8,606,265 for its corresponding period in 2007. Our principal raw materialis copper, the price for which can affecting our operating results. As we described in the three months comparison analysis above, the unit price of copper, our main material, decreased by approximately one third in the six months ended December 31, 2008 as compared to the same period of the prior year. In addition, we increased our production of specialty cable and marine wire, which has a lower cost as to profit as compared to such ratio of traditional cable and wire.

Gross Profit

Our gross profit is the difference between net sales and cost of goods sold. Our gross profit for the six months ended December 31, 2008 was $2,621,993, an increase of $152,720, or 6.18%, compared to $2,469,273 for the corresponding period of year 2007. Gross profit as a percentage of net sales was 24.09% for the fiscal year in the six month ended December 31, 2008, as compared to 22.29% for that of 2007.

The decrease of our net sales is offset by the sharper drop of the cost of goods sold in the six months period ended December 31, 2008. And the downward trend of the prices of our raw materials, mainly consisting of copper, contributes to the decrease of the cost of goods sold.  Therefore, we achieved a greater gross profit during the six months ended December 31, 2008 than that of 2007.

Selling Expenses，general and administration

Our selling expenses consist primarily of salaries of sales personnel, advertising and promotion expenses, freight charges and related compensation. Selling and general administration expenses were $580,723 for the six months ended December 31, 2008 as compared to $612,511 for the corresponding period in 2007, a decrease of $31,788 or approximately 5.19%. Such decrease is mainly due to our strict internal control on general and administration fees which offset the increase in selling expenses.

Operating Income

Our operating income was $2,041,270 for the six months ended December 31, 2008, as compared to $1,856,762 for the six months ended December 31, 2007, an increase of $184,508 or approximately 9.94%, primarily a result of the decrease in raw materials.

Government Subsidy

We received subsidy from Chinese local government for the six months ended December 31, 2008 at the amount of $159,903, while we received $433,841 for the six months ended December 31, 2007. As we analyzed in the three months comparison, the local government’s subsidy has its uncertainty.

Income Taxes

Our business operations were solely conducted by our subsidiaries incorporated in the PRC and we were governed by the PRC Enterprise Income Tax Laws.  PRC enterprise income tax is calculated based on taxable income determined under PRC GAAP. In accordance with the Income Tax Laws, a PRC domestic company is subject to the following taxes, including but not limited to: (i) enterprise income tax rate has decreased from 33% to 25% with effect from January 1 2008, when new Chinese tax law became effective; and (ii) value added tax at the rate of 17% for most of the goods sold.

A valuation allowance is provided to reduce the carrying amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized. No differences were noted between the book and tax bases of the Company’s assets and liabilities, respectively.

Income taxation provision was $102,407 for the six months ended December 31, 2008 and $60,030 for the same period in 2007, representing an increase of $42,377 or 70.59%. Such increase is due to the increased income from operations.

Net Income

Net income for the six months ended December 31, 2008 was $1,853,738, a decrease of $ 327,891 from $2,181,629, or 15.03%, compared with that of the six months ended December 31, 2007. The decrease was due to a variety of reasons such as the lower sales, the less government subsidy which were not offset by a lower cost than the same period of the prior year.

Liquidity and Capital Resources

As of December 31, 2008, we had cash and cash equivalents of $1,384,598. Our current assets were $16,641,814 and our current liabilities were $8,658,783 as of December 31, 2008, which resulted in a current ratio of approximately 1.92: 1. The total stockholders' equity then was $17,107,162.

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Six Months Ended December 31
	2008	2007
Net cash provided by / (used in) operating activities	(677,998)	9,514,879
Net cash used in investing activities	(2,328,242)	(8,971,376)
Net cash provided by financing activities	4,034,216	(814,187)
Effect of exchange rate change on cash and cash equivalents	3,831	59,532
Net increase in cash and cash equivalents	1,031,807	(211,152)
Cash and cash equivalents, beginning balance	352,791	331,618
Cash and cash equivalents, ending balance	$1,384,598	$120,466

We have historically financed our operations and capital expenditures principally through bank loans, and cash provided by operations. Our management believes that the Company has sufficient cash, along with projected cash to be generated by the business of the Company to support its current operations for the next twelve months. However, we have a plan to expand our operation on Changxing Island which requires approximately RMB50 million or $7.3 million capital. There can be no assurance that any additional financing will be available on acceptable terms, if at all.

Operating Activities

Net cash used in operating activities was $677,998 for the six months period ended December 31, 2008, compared to $9,514,879 of net cash generated by operating activities for the same period in 2007. The reason for the difference of $10,192,877 of cash provision in operating activities is due to the increase in other receivables under which we recorded the payment for the new facilities located on Changxing Island.

Investing Activities

During the six months ended December 31, 2008, $2,328,242 of cash was used in investing activities, which decreased by $6,643,134, compared with $8,971,376 spent in the corresponding period of 2007. We spent approximately $8,875,567 in the construction of new factory building on Changxing Island in the six months ended December 31, 2007 while there were no such spending in the six months ended December 31, 2008.

Financing Activities

Net cash provided by financing activities for the six months ended December 31, 2008 totaled $4,034,216, as compared to $814,187 that was used in financing activities for the same period ended of 2007. Such difference of cash flows in financing activities of $4,848,403 was mainly attributable the proceeds from short-term bank loans and issuance of trade notes payable.

During the six months ended December 31, 2008, we received loans of a total of $3,441,105 from Chinese local banks, and we repaid certain long-term bank loan for $316,289.

As of December 31, 2008, our outstanding loans were as follows:

Creditors	Loan Amount	Interest Rate	Term	Expiration Date
Agricultural Bank of China	$220,050	10.1085%	1 year	08/20/2009
Bank of Dalian	$2,934,000	10.458%	1 year	08/27/2009
Bank of Dalian	$440,100	9.711%	1 year	04/24/2009
Guangdong Development Bank	$586,800	9.98%	1 year	07/31/2009
Shanghai Pudong Development Bank	$1,467,000	8.019%	1 year	12/28/2009
Construction Bank of China	$5,477,778	To be adjusted every 12 months	5 year	11/2011
Total	$11,125,728

None of our officers or shareholders has made any commitments to the Company for financing in the form of advances, loans or credit lines.

Accounts Receivable

We had $6,868,308 accounts receivable, net of allowance for doubtful accounts of $20,250 as of December 31, 2008, compared to $5,902,124, net of allowance for doubtful account of $25,263 as of June 30, 2008, an increase of $966,184, mainly due to certain state-owned companies as our clients began to require to retain from 5% to 10% of the revenues we generated from them as quality guarantee deposit for a term of one year. Such quality guarantee deposit can be released to us if there are no quality issues of the products we provide at the expiration of such one-year term.

Inventories

Inventories consisted of the following as of December 31 and June 30, 2008, respectively:

	Dec. 31, 2008	June 30, 2008

Raw materials	$632,421	$194,273
Work-in-progress	91,302	111,756
Finished goods	1,542,937	1,337,914

Total Inventories	$2,266,660	$1,643,943

We had an inventory of $2,266,660 as of December 31, 2008 as compare to $1,643,943 as of June 30, 2008, an increase of $622,717. The increase is primarily due to the increase in raw materials of $438,148 for the purposes of storing copper while its price is relatively low.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Financial Results for the Fiscal Years Ended June 30, 2008 and 2007

Results of Operations

The following table shows our operating results on a consolidated basis for the fiscal years ended June 30, 2008 and June 30, 2007.

	For the Years Ended June 30,
	2008	2007
SALES	$20,012,975	$17,483,967
COST OF GOODS SOLD	15,141,308	14,034,451
GROSS PROFIT	4,871,667	3,449,516
OPERATING EXPENSES
Selling, general and administrative	939,793	854,931
INCOME FROM OPERATIONS	3,931,874	2,594,585
OTHER INCOME (EXPENSES)
Other income	215,155	77,072
Interest expense	-338,267	-486,373
Other expense	-4,420	352
Government subsidy income	492,294	239,545
Total Other Income (Expenses)	364,762	(169,404)
INCOME BEFORE PROVISION FOR INCOME TAX	4,296,636	2,425,181
PROVISION FOR INCOME TAX	71,058	130,546
NET INCOME BEFORE MINORITY INTEREST	4,225,578	2,294,635
MINORITY INTEREST	-4,410	-439
NET INCOME	4,229,988	2,295,074
OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	1,303,694	405,217
COMPREHENSIVE INCOME	$5,533,682	$2,700,291

Sales

Our net sales for the fiscal year ended June 30, 2008 were $20,012,975, an increase of $2,529,008, or 14.46%, from our net sales of $17,483,967  for the fiscal year ended June 30, 2007, due to the increase in our clients especially in specialty cable area.

Cost of Goods Sold

Cost of goods sold is primarily comprised of the cost of our raw materials and direct labor and manufacturing overhead expenses. Our cost of goods sold for the fiscal year ended June 30, 2008 was $15,141,308, an increase of $1,106,857 or 7.89%, as compared to $14,034,451 for the fiscal year ended June 30, 2007. Cost of goods sold as a percentage of net sales was 75.66% and 80.27% for the fiscal years ended on June 30, 2008 and 2007, respectively. The increase in cost of goods sold was primarily due to the increase in our sales volume, as the cost of goods sold as a percentage of net sales for the fiscal year ended June 30, 2008 remained relatively steady and we were generally able to pass on to our customers the price increases in raw materials used in the manufacturing process.

Gross Profit

Our gross profit is equal to the difference between net sales and cost of goods sold. Our gross profit for the fiscal year ended June 30, 2008 was $4,871,667, an increase of $1,422,151, or 41.23%, compared to $3,449,516 in gross profit for the fiscal year ended June 30, 2007. The increase in gross profit was attributable to the increase in our net sales and decrease of cost of sales and selling expenses as a percentage of net sales. Gross profit as a percentage of net sales was 24.34% for the fiscal year ended June 30, 2008, as compared to 19.73% for the fiscal year ended June 30, 2007.

Selling Expenses, general and administration

Our selling expenses consist primarily of salaries of sales personnel, advertising and promotion expenses, freight charges and related compensation. Selling and general administration expenses were $939,793 for the fiscal year ended June 30, 2008 as compared to $854,931 for the fiscal year ended June 30, 2007, an increase of $84,862 or approximately 9.93% which percentage increase was lower than the 14.46% growth in our revenue during the same period. The increase in selling expenses was primarily attributable to increases in our market promotion activities, salaries of sales personnel and freight charges. China’s consumer price index, the main gauge of inflation, increased approximately 7.7% in May 2008 from the same month in the prior year. This led to higher costs for marketing and salaries.

Operating Income

Our operating income was $3,931,874 for the fiscal year ended June 30, 2008, as compared to $2,594,585 for the fiscal ended June 30, 2007, an increase of $1,337,289 or approximately 51.54%. The increase was attributable to revenue growth and our ability to limit increases in our expenses.

Other Income

Other income mainly comes from recycling of used materials. Our other income was $215,155 for the fiscal year ended June 30, 2008, as compared to $77,072 for the fiscal ended June 30, 2007, an increase of $138,083, or approximately 179.16%.

Government subsidy

In the fiscal year ended June 30, 2008 we received a subsidy from the Dalian government of $492,294 as compared to $ 239,545 for the fiscal ended June 30, 2007, an increase of $252,749 or approximately105.51%. This subsidy is for encouraging investment in Changxing Island where our new facility is located.

Income Taxes

We were subject to a tax rate of 33% for the year ended December 31, 2007 and 25% for the year ended December 31, 2008. Our provision for income taxes was $ 71,058 for the for the fiscal year ended June 30, 2008 and $130,546 for the fiscal year ended June 30, 2007, representing a decrease of  $59,488 or 45.57%. The decrease was due to the decreased tax rate.

Net Income

Net income for the fiscal year ended June 30, 2008 was $4,229,988, an increase of $1,934,914 or 84.31% as compared to our net income of $2,295,074 for the fiscal year ended June 30, 2007. The increase was attributable to the increase in net sales, better control of costs and the tax rate cut as discussed above.

Liquidity and Capital Resources

As of June 30, 2008, we had cash and cash equivalents of $352,791. Our current assets were $10,493,780 and our current liabilities were$4,573,472 as of June 30, 2008, which resulted in a current ratio of approximately 2.29:1. Total stockholders' equity as of June 30, 2008 was $15,086,827.

The following table sets forth a summary of our cash flows for the periods indicated:

	Fiscal Year Ended June 30
	2008	2007
Net cash provided by / (used in) operating activities	12,177,545	(1,056,560)
Net cash used in investing activities	(10,013,578)	(2,807,910)
Net cash provided by (used in) financing activities	(2,178,256)	1,461,222
Effect of exchange rate change on cash and cash equivalents	35,462	69,422
Net increase in cash and cash equivalents	21,173	(2,333,827)
Cash and cash equivalents, beginning balance	331,618	2,665,445
Cash and cash equivalents, ending balance	352,791	331,618

We have historically financed our operations and capital expenditures principally through bank loans, and cash provided by operations. Our management believes that the Company has sufficient cash, along with projected cash to be generated by the business of the Company to support its current operations for the next twelve months. However, we have a plan to expand our operation on Changxing Island which requires approximately RMB50 million or $7.3 million capital. There can be no assurance that any additional financing will be available on acceptable terms, if at all.

Operating Activities

Net cash provided by operating activities was $12,177,545 for the fiscal year ended June 30, 2008, an increase of $13,234,105 from net cash of $1,056,560 that was used in operating activities for the fiscal year ended June 30, 2007 primarily as a result of our increased net income and the increase of advance payments made by our clients.

Investing Activities

Net cash used in investing activities in the fiscal year ended June 30, 2008 was $10,013,578, which was an increase of $7,205,668 from $2,807,910 for the fiscal year ended June 30, 2007, due to advances made in 2008 for equipment in the new production facility located in Changxin Island.

Financing Activities

Net cash outflow in financing activities in the fiscal year ended June 30, 2008 totaled $2,178,256 as compared to an inflow of $1,461,222 provided by financing activities for the corresponding period ended June 30, 2007. The decrease of $3,639,478 of cash provided by financing activities was mainly attributable to repayment of a short-term loan.

As of June 30, 2008, our outstanding loans were as following:

Creditors	Loan Amount	Annual Interest Rate	Term	Expiration Date
Commercial Bank of Dalian	$437,700	9.711%	1 year	04/24/2009
Agricultural Bank of China Dalian Branch	$291,800	9.576%	1 year	07/15/2008
Shanghai Pudong Development Bank	$1,459,000	8.019%	1 year	12/27/2008
Construction Bank of China	$5,763,050	8.6897% and 7.50312% for the first two years and the interest rates of the following years are to be adjusted every 12 months	5 year	11/2011
Total	$7,951,550

None of our officers or shareholders has made commitments to the Company for financing in the form of advances, loans or credit lines.

Accounts Receivable

We had $5,902,124 of accounts receivable as of June 30, 2008, compared to $5,680,556 as of June 30, 2007, an increase of $221,568 which was due to the increased sales in 2008.

Our allowance for doubtful accounts was $25,263 as of June 30, 2008 compared with $91,393 as of June 30, 2007, a decrease of $66,130 due to the successful efforts we have made to collect accounts receivables.

Inventories

We had an inventory of $1,643,943 as of June 30, 2008 as compared to $1,117,504, an increase of $526,439. The increase was for the store up of the certain special raw materials in preparation of our increased production of specialty cables.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See Note 2 to our consolidated financial statements, “Basis of Presentation and Summary of Significant Accounting Policies.” We believe that the following paragraphs reflect the more critical accounting policies that currently affect our financial condition and results of operations:

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those estimates.

Revenue recognition

Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. The cost of the sold goods or products can be determined or calculated. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Cash and cash equivalents

For statement of cash flows purposes, the Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Accounts receivable

The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Bankruptcy of customers or any account receivable that is outstanding more than its credit period will be examined and accounted as allowance for bad debts in case non-collectable evidence gathered.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 13, 2009, immediately after the Reverse Merger and the Private Placement, with respect to the beneficial ownership of our Common Stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” below and (iv) all executive officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
BEFUT International Co. Limited (2) c/o Hongbo Cao, Chief Executive Officer No. 90-1 Hongji Street Xigang District Dalian, 116011, P.R. China	117,768,300	98.3%

Hongbo Cao (3) No. 90-1 Hongji Street Xigang District Dalian, 116011, P.R. China	117,768,300	98.3%

Tingmin Li (4) No. 90-1 Hongji Street Xigang District Dalian, 116011, P.R. China	51,203,609	42.7%

Yining Xia (5) 104 Briarwood Dr., W. Warren, NJ 07059	4,096,289	4.5%

Mei Yu (6) No. 90-1 Hongji Street Xigang District Dalian, 116011, P.R. China	0	0.0%

Haiyang Lu (7) No. 90-1 Hongji Street Xigang District Dalian, 116011, P.R. China	0	0.0%

All Directors and Officers as a Group (8) (4 individuals)	119,077,622	98.3%

(1)
When calculating the percentage of shares for all the persons listed except for the calculation of the percentage of shares for Mr. Yining Xia and all directors and officers as a group, the denominator is the number of shares of the Company’s Common Stock outstanding immediately after the Reverse Merger and Private Placement, namely, 119,859,130 shares of Common Stock. For Mr. Yining Xia and all directors and officers as a group, the denominator is 121,168,452 as discussed in notes (5) and (8).

(2)
Befut BVI, directly owns 117,768,300 shares of the Company’s Common Stock. Mr. Hongbo Cao, as the sole director of Befut BVI, has sole voting and investment control over the shares of Common Stock owned by Befut BVI.

(3)
Mr. Hongbo Cao is President, Chief Executive Officer, Chairman of the Board of Directors of the Company. Mr. Hongbo Cao, as the sole director of Befut BVI, has sole voting and investment control over the shares of Common Stock owned by Befut BVI and, as a result, may be deemed to be the beneficial owner of the 117,768,300 shares of Common Stock owned by Befut BVI.  In addition, Mr. Hongbo Cao is the indirect owner of 51,203,609 shares of the Company’s Common Stock through his 43.48% ownership interest in Befut BVI.

(4)	Mr. Tingmin Li is the indirect owner of 51,203,609 shares of the Company’s Common Stock through his 43.48% ownership interest in Befut BVI.

(5)
Mr. Yining Xia is a Director of the Company. Mr. Yining Xia is the indirect owner of 4,096,289 shares of the Company’s Common Stock through his 3.48% ownership interest in Befut BVI. In addition, Mr. Yining Xia, as one of the four investors in the Private Placement, purchased the Company’s convertible note and warrant for $170,000. Therefore, there are 1,064,496 shares of Common Stock underlying the convertible note and 244,826 shares of Common Stock underlying the warrant Mr. Xia holds, both of which can be converted or exercised, at Mr. Xia’s option, within 60 days from the date of this Current Report. Pursuant to Rule 13d-3 under the Exchange Act, Mr. Xia may be deemed to be the beneficial owner of the Common Stock underlying the note and warrant. When calculating the percentage of shares, the denominator is 119,859,130 (the actual outstanding shares) plus 244,826 (underlying the warrant) and 1,064,496 (underlying the convertible note), which is 121,168,452.

(6)	Ms. Mei Yu is Chief Financial Officer, Treasurer and a Director of the Company.

(7)	Mr. Haiyang Lu is Secretary of the Company.

(8)
 Mr. Hongbo Cao, as the sole director of Befut BVI, has sole voting and investment control over the shares of Common Stock owned by Befut BVI and, as a result, may be deemed to be the beneficial owner of the 117,768,300 shares of Common Stock owned by Befut BVI.  Also includes (i) all shares of the Company’s Common Stock owned indirectly by Mr. Hongbo Cao and Mr. Yining Xia through their respective ownership interests in Befut BVI, and (ii) the shares Mr. Yining Xia may have from the conversion of the note and/or exercise of the warrant he holds within 60 days from the date of this Current Report. When calculating the percentage of shares, the denominator is 119,859,130 (the actual outstanding shares) plus 244,826 (underlying the warrant Mr. Xia has) and 1,064,496 (underlying the convertible note Mr. Xia has), which is 121,168,452.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the change of control of the Company described in Item 5.01 of this report, we have appointed the following executive officers and directors for the Company.  Except for Mr. Yining Xia, each of our current executive officers and each of our directors is a resident of the PRC.  As a result, it may be difficult for investors to affect service of process within the United States upon them or to enforce court judgments obtained against them in the United States courts.

Name	Age	Title
Hongbo Cao	42	Chairman of the Board, Chief Executive Officer and President
Mei Yu	38	Director, Chief Financial and Accounting Officer, Treasurer
Yining Xia	47	Director
Haiyang Lu	30	Secretary

All of our directors hold offices until the next annual meeting of the shareholders of the Company, and until their successors have been qualified after being elected or appointed.  Officers serve at the discretion of the board of directors.

The following sets forth biographical information regarding the above Officers and Directors.

Mr. Hongbo Cao, Chairman of the Board, Chief Executive Officer and President. Mr. Cao has served as Chairman of Dalian Befut since December 2006. Prior to that, he was the CEO of Dalian Befut from June 2002. He was formerly the CEO of Dalian Xincheng Power Equipment Co., Ltd. from 1985 to 2002. Mr. Cao is also a director of Befut Nevada and is the sole director of Befut BVI.  Mr. Cao is a licensed senior economist in China. He received a Master’s Degree in Political Economics from Liaoning Normal University in China in 2000 and a Bachelor’s Degree in Law from Dongbei University of Finance and Economics in China in 1998.

Ms. Mei Yu, Director and Chief Financial Officer.  Ms. Yu has served as Director of Finance of Dalian Befut in China since 1997.  Ms.Yu is a graduate of Dongbei University of Finance and Economics in Financial Management in 1991. She has over 17 years of experience in accounting and finance in China.

Mr. Yining Xia, Director.  Mr. Xia previously served as Director (from 2001 to 2007) and Associate Director (from 2000 to 2001) of TIAA-CREF, one of the largest financial services companies in the United States. Prior to that, he was Assistant Vice President of Citi Group from 1999 to 2000. Mr. Xia is currently President of Allport America, Inc., a consulting firm he founded. Mr. Xia is also a director of Befut Nevada.  Mr. Xia obtained a PhD in Mathematics from the Ohio State University in 1990 and a Master’s Degree in Mathematics from Jilin University in China in 1986.

Mr. Haiyang Lu, Secretary. Mr. Lu has been the head of Strategic Development Department of Dalian Befut and CEO Assistant of Dalian Befut from 2006. Prior to that, he was Manager of Planning for Dalian Yuandian Advertisement Co., Ltd. in 2003 and Manager of Business Planning for Dalian Tianwei Medicine Co., Ltd. from 2004 to 2006. Mr. Lu received a Bachelor’s Degree in Marketing and Sales from Bohai University in China.

Directors and Executive Officers of WFOE and Dalian Befut

The composition of the board of directors and the executive officers of WFOE is the same as that of the Company.

The following table sets forth certain information as of the Closing Date concerning the directors and executive officers of Dalian Befut:

Directors and Executive Officers	Position/Title	Age
Hongbo Cao	Chairman, President and
	Chief Executive Officer	44
Mei Yu	Director and Chief Financial Officer	40
Jinyi Ma	Director and Vice Manager	51
Guoxiang Liu	Director and Chief Engineer	51
Hong Tan	Director	49
Jiaqiang Chen	Director	32
Haiyang Lu	Assistant to General Manager	32
Hongming Wu	Vice Manager of Dept. of Tech.	29

The following is a summary of the biographical information of those directors and officers whose biographical information does not appear above:

Mr. Jinyi Ma, Director and Vice Manager. Mr. Ma joined Dalian Befut in year 2007, and he has been serving as Vice Manager and Director of Dalian Befut ever since. Prior to that, Mr. Ma retired from the Shenyang Command of the People’s Liberation Army of China (“PLA”), where he served as a senior colonel and division commander from 1997 through 2007. In 1988, Mr. Ma received his bachelor degree from the Military Leader School of Party School of the Central Committee of C.P.C.

Mr. Guoxiang Liu, Director and Chief Engineer. Mr. Liu served in the positions of Chief Engineer and Director of Dalian Befut since year 1997. Mr. Liu graduated from Shenyang Industrial University in year 1983, majoring in Mechanical Engineering.  In year 1986, Mr. Liu also graduated from the Cable Wire major of Harbin University of Science and Technology.

Ms. Hong Tan, Director. Ms. Tan, with a master degree, was appointed as a director of Dalian Befut in year 2007. From 1997 to 2006, Ms. Tan worked for Liaoning Chuncheng Gongmao Group Co., Ltd.

Mr. Jiaqiang Chen, Director. Since year 2007, Mr. Chen served as a director of Dalian Befut. From years 2000 through 2007, he worked for Shanghai Food Industry Group Co., Ltd. Prior to that, Mr. Chen also worked at Dalian Labor Service Company since year 1997.

Mr. Hongming Wu, Vice Manager of Department of Technology.  Mr. Wu joined the Department of Technology of Dalian Befut in 2004.

            There are no family relationships among our directors or executive officers. To our knowledge, none of our directors and executive officers (including the directors and executive officers of our subsidiaries) has been involved in any of the following proceeding during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. Mr. Yining Xia qualifies as an “audit committee financial expert” as defined in Item Item 407(d)(5)(ii) of Regulation S-K and is “independent” as the term is used in Section 803-A-(1) of the Company Guide of NYSE Amex Company Guide.

Audit Committee

We have not yet appointed an audit committee.  At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to our former executive officers, for the two years ended December 31, 2008 and 2007. No executive officer received compensation in excess of $100,000 for any of those two years.

Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total Compen- sation ($)
	2008	$0	0	$0	$0	$0	$0	$0	$0
Kevin R. Keating (1)	2007	$0	0	$17,000	$0	$0	$0	$0	$17,000
	2008	$ N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
David R. Koos (2)	2007	$0	$0	$0	$0	$0	$0	$0	$0
	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Brian F. Pockett (3)	2007	$0	$0	$0	$0	$0	$0	$0	$0
	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Geoffrey O'Neill (4)	2007	$0	$0	$0	$0	$0	$0	$0	$0

(1)
Kevin R. Keating served as President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and sole director of the Company from February 22, 2007 to March 13, 2009.  On February 27, 2007, Kevin R. Keating received 85,000 shares of the Company’s common stock for services rendered to the Company valued at $17,000.

(2)	David R. Koos served as the Chief Executive Officer, Chief Financial Officer and Secretary of the Company until he resigned on February 22, 2007.

(3)	Brian F. Pockett served as the Chief Operating Officer and Managing Director of the Company until he resigned on February 22, 2007.

(4)	Geoffrey O'Neill served as the President of the Company until he resigned on February 22, 2007.

In addition, at the closing on the purchase of controlling interests in the Company on March 13, 2009, Vero Management, LLC (“Vero”) received $7,500 in consulting fees for services rendered to the Company.  Our former President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and sole director, Mr. Kevin R. Keating owns and controls Vero.

The following is a summary of the compensation paid by Dalian Befut to Mr. Hongbo Cao, its President and Chief Executive Officer, for the two fiscal years ended June 30, 2008 and 2007, respectively. No executive officer of Dalian Befut received compensation in excess of $100,000 for any of those two years.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hongbo Cao (President and Chief	2008	$35,016.00	-0-	-0-	-0-	-0-	-0-	-0-	$35,016.00
Executive Officer )	2007	$31,512.00	-0-	-0-	-0-	-0-	-0-	-0-	$31,512.00

Mr. Cao’s salary from Dalian Befut for the fiscal years ended June 30, 2008 and 2007 were RMB240,000. The difference in U.S. dollars in the table above is due to the difference in foreign currency rates as of the two respective dates.

Exchange Rate as of June 30, 2008: 1RMB=0.1459USD
Exchange Rate as of June 30, 2007: 1RMB=0.1313USD

Compensation Discussion and Analysis

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for PRC private companies in northeastern China to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position.  Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

Compensation of Directors

The following is a summary of the compensation we paid to our former Directors, Kevin Keating for the last fiscal year ended December 31, 2008.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kevin Keating (1)	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)
Kevin Keating was appointed Director of the Company on February 22, 2007. He resigned effective March 13, 2009. He did not receive any compensation in his capacity as a director of the Company in the fiscal year of 2008.

As of the date of this report, we have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Effective February 27, 2007, the Company entered into a management agreement (the “Management Agreement”) with Vero Management, LLC (“Vero”), pursuant to which Vero agreed to provide a broad range of managerial and administrative services to the Company including, but not limited to, assistance in the preparation and maintenance of the Company’s financial books and records, the filing of various reports with the appropriate regulatory agencies as are required by State and Federal rules and regulations, the administration of matters relating to the Company’s shareholders including responding to various information requests from shareholders as well as the preparation and distribution to shareholders of relevant Company materials, and to provide office space, corporate identity, telephone and fax services, mailing, postage and courier services.  In exchange for Vero’s services to the Company, the Company agreed to pay Vero a monthly fee equal to $2,000. Effective July 1, 2007, the Management Agreement was amended by the parties to reduce the monthly fee to $1,000 per month.  On August 15, 2008, the Management Agreement was terminated by the Company, effective July 1, 2008.  Kevin R. Keating owns and controls Vero and is also the sole officer and a director of the Company.  The terms of the Management Agreement were determined based on terms which the Company believes would be available to it from third parties on an arms’ length basis.

Kevin R. Keating, the Company’s former sole officer and director, is the father of Timothy J. Keating, the principal member of Keating Investments. Keating Investments is the managing member of KI Equity, the Company’s controlling stockholder prior to the Closing Date.  Timothy J. Keating is the manager of KI Equity.

On February 22, 2007, the Company issued 3,195,000 shares of Common Stock to KI Equity for aggregate proceeds equal to $639,000. Effective as of February 22, 2007, the then existing officers and directors of the Company resigned, and Kevin R. Keating was appointed as the President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and sole director of the Company. On February 27, 2007, the Company also issued 85,000 shares of Common Stock to Kevin R. Keating, our then sole officer and director, for services rendered to the Company valued at $17,000.  In connection with the issuances of common stock to KI Equity and Kevin R. Keating, as described above, the Company granted to the holders of these shares certain demand and piggyback registration rights. On March 12, 2009, the Company terminated the demand registration rights granted to KI Equity and Kevin R. Keating and revised the piggyback registration rights.

On April 23, 2008, the Company borrowed $20,000 from Vero under an unsecured promissory note payable upon demand.  On January 9, 2009, the Company borrowed an additional $8,750 from Vero under an unsecured promissory note payable upon demand.  Each of these notes bears interest at a rate of 5% per annum, with the accrued interest being payable upon demand.  The proceeds of the notes were used for working capital purposes. Vero is owned and controlled by Kevin R. Keating, the Company’s then sole officer and director.  On March 13, 2008, the Company paid off the principal of the notes and the interests accrued as of the date of the payment.

On January 9, 2009, the Company borrowed $8,750 from Keating Investments under an unsecured promissory note payable upon demand. The proceeds of the note were used for working capital purposes. The note bears interest at a rate of 5% per annum, with the accrued interest being payable upon demand. Keating Investments is the managing member of KI Equity, the Company’s then controlling stockholder prior to the Closing of the Share Purchase.  Timothy J. Keating is the principal member of Keating Investments and is the manager of KI Equity. On March 13, 2008, the Company paid off the principal of the notes and the interests accrued as of the date of the payment.

At the closing of the Stock Purchase Agreement on March 13, 2009, Vero received $7,500 in consulting fees for services rendered to the Company.  Kevin R. Keating owns and controls Vero and was also the sole officer and a director of the Company prior to the Closing Date.

In the Share Exchange consummated on March 13, 2009, Befut BVI, as the sole shareholder of Befut Nevada, exchanged all of the shares it owned in Befut BVI for the issuance of 117,768,300 shares of the Company. Mr. Hongbo Cao, our new Chairman, President and Chief Executive Officer, Mr. Tingmin Li, our shareholder having more than 10% shares, Mr. Yining Xia, our director, are also shareholders of Befut BVI. Mr. Cao, the sole director of Befut BVI, is deemed to have the sole voting and investment control over the shares of our Common Stock owned by Befut BVI.

Mr. Yining Xia, the Company’s new director, purchased convertible notes and warrants in the Private Placement for $170,000. The terms of the purchase offered to Mr. Xia is the same as those to the other three investors in the Private Placement.

Other than the above transactions or as otherwise set forth in this Current Report or in any reports filed by the Company with the SEC, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K. The Company is currently not a subsidiary of any company.

The Company’s Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, the Board believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock was approved for quotation on the OTC Bulletin Board on September 28, 2006 and initially traded under the symbol FRZR.OB.  In connection with a 1-for-20 reverse stock split which became effective February 26, 2008 (the “Reverse Split”), our symbol on the OTC Bulletin Board was changed to FREZ.OB.

The table below sets forth the reported high and low bid prices for the periods indicated. The bid prices shown reflect quotations between dealers, without adjustment for markups, markdowns or commissions, and may not represent actual transactions in our securities.  All prices have been adjusted retroactively to reflect the Reverse Split.  Shares of our common stock are very thinly traded, and the price if traded may be highly volatile and may not reflect the value of the Company.

Per Share Common Stock Bid Prices by Quarter*

For the Fiscal Year Ended on December 31, 2008

	High*	Low*

Quarter Ended March 31, 2008	$10.01	$0.30
Quarter Ended June 30, 2008	$10.01	$0.15
Quarter Ended September 30, 2008	$0.20	$0.10
Quarter Ended December 31, 2008	$0.15	$0.025

For the Fiscal Year Ended on December 31, 2007

	High*	Low*

Quarter Ended March 31, 2007	$4.20	$1.80
Quarter Ended June 30, 2007	$4.00	$2.40
Quarter Ended September 30, 2007	$2.60	$0.80
Quarter Ended December 31, 2007	$2.40	$0.80

* Prices obtained from www.bigcharts.com, a service of Market Watch, Inc.  All prices have been adjusted retroactively to reflect the 1-for-20 reverse stock split effective February 26, 2008.

Common and Preferred Stock

The Company is authorized by its Certificate of Incorporation, as amended, to issue an aggregate of 210,000,000 shares of capital stock, of which 200,000,000 are shares of common stock, par value $0.001 per share (the "Common Stock") and 10,000,000 are shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation, as amended, authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed or incorporated by reference as exhibits to this Current Report.

Holders

As of March 12, 2009, there were approximately 545 shareholders of record of our common stock and an indeterminate number of beneficial holders who held our common stock in street name.

Transfer Agent and Registrar

Our independent stock transfer agent is Corporate Stock Transfer, Inc., located in Denver, Colorado. Their mailing address is 3200 Cherry Creek Dr. South, Suite 430, Denver, CO 80209. Their phone number is 303-282-4800 and fax number is 303-282-5800.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

Penny Stock Regulations

Our securities are subject to the SEC's “penny stock” rules. The penny stock rules may affect the ability of owners of our shares to sell them. There may be a limited market for penny stocks due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stocks often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers might be greater than any profit an investor may make. Because of large spreads that market makers quote, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor.

Our securities are also subject to the SEC’s rule that imposes special sales practice requirements upon broker-dealers that sell such securities to other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investor” means, in general terms, institutions with assets exceeding $5,000,000 or individuals having net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of our securities to buy or sell in any market.

Recent Sales of Unregistered Securities

For descriptions of our recent sales of unregistered securities, please refer to Item 1.01, “Entry into a Material Definitive Agreement,” and Item 3.02, “Unregistered Sales of Equity Securities”

The issuance of shares of common stock, convertible note and warrants under the Share Exchange Agreement and the Securities Purchase Agreement was exempt from registration pursuant to Section 4(2) of the Securities Act based upon our compliance with Regulation D.  Each of the recipients of the common stock, convertible notes and warrants has such knowledge and experience in financial and business matters that such recipient is capable of evaluating the merits and risks of an investment in our securities under Rule 506 of Regulation D.

During the past two years, we have issued the following unregistered securities which have not been previously reported under this Item. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.

On February 22, 2007, the Company issued 3,195,000 shares of Common Stock to KI Equity for aggregate proceeds equal to $639,000.

On February 27, 2007, the Company issued 85,000 shares of Common Stock to Garisch Financial, Inc. (“GFI”) for consulting services rendered to the Company valued at $17,000.

On February 27, 2007, the Company also issued 85,000 shares of Common Stock to Kevin R. Keating, our sole officer and director, for services rendered to the Company valued at $17,000.

The Company sold these shares of Common Stock described above under the exemption from registration provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

In connection with the issuances of common stock to KI Equity, GFI and Kevin R. Keating, as described above, the Company granted to the holders of these shares certain piggyback registration rights.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our By-laws, the Company shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada. The Corporation shall indemnify each present and future director, officer, employee or agent of the Corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933,  as amended, may be permitted to our directors or officers pursuant to the foregoing  provisions, we have been informed that, in the opinion of  the Securities and Exchange Commission, such indemnification is against  public  policy  as  expressed  in  said  Act  and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 – “Financial Statements and Exhibits” of this report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-QSB, Annual Reports on Form 10-K or 10-KSB, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  You may access our SEC filings electronically at this SEC website.  These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02 Unregistered Sales of Equity Securities.

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement” for a description of the unregistered sales of equity securities pursuant to the Exchange Agreement and the Securities Purchase Agreement, which is incorporated in its entirety into this Item 3.02.

Item 5.01 Changes in Control of Registrant

On March 13, 2009, the Company, Befut Nevada and Befut BVI  entered into and consummated the Exchange Agreement pursuant to which Befut BVI transferred to the Company all of the outstanding shares of common stock of Befut Nevada, constituting all of the outstanding capital stock and equity interests in such company in exchange for (a) the issuance to Befut BVI of an aggregate of 117,768,300 or 98.3% of the outstanding shares of common stock of the Company, and (b) the cancellation of an aggregate of 2,176,170 shares of the Company’s common stock then owned by Befut Nevada.

Mr. Hongbo Cao, our Chairman, President and Chief Executive Officer is the sole director of Befut BVI.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
                  Appointment of Principal Officers.

In connection with the consummation of the Share Exchange (see Item 1.01 – “Entry into a Material Definitive Agreement of this report), and the closing of the Private Placement: (i) Mr. Kevin R. Keating elected the three individuals as directors of the Company, such election to be effective upon the closing of the Share Purchase, immediately after the effectiveness of his resignation; (ii) Mr. Kevin R. Keating also appointed Mr. Hongbo Cao, founder of Dalian Befut, as President and Chief Executive Officer of the Company, effective upon the closing of the Share Purchase, immediately after the effectiveness of his resignation; (iii) Mr. Kevin R. Keating tendered his resignation from all of his director and officer positions he held in the Company’s upon the closing of the Share Purchase; and (iv) The new directors appointed additional individuals to serve as the Company’s executive officers.

Please refer to Item 2.01 - “Completion of Acquisition or Disposition of Assets “- “Our Directors and Executive Officers” above, which description is in its entirety incorporated by reference to this Item 5.02 of this report.

Item. 5.06 Change in Shell Company Status

As a result of our acquisition of all of the outstanding capital stock of Befut Nevada as described in Item 2.01 of this report, which description is incorporated by reference in this Item 5.06 of this report, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 9.01  Financial Statements and Exhibits.

(a)	The financial statements of Dalian Befut are appended to this report.

(b)	Pro forma financial information concerning the acquisition of the business operations of Dalian Befut.

(c)	The following exhibits are filed with this report:

3.1	Certificate of Amendment to the Articles of Incorporation of the Company (1)

3.2	Bylaws (2)

4.1	Form of Convertible Note

4.2	Form of Warrant

4.3	First Amendment to the Registration Rights Agreement dated March 12, 2009 by and between the Company and KI Equity Partners IV, LLC

4.4	First Amendment to the Registration Rights Agreement dated March 12, 2009, by and between the Company and Garisch Financial, Inc.

4.5	First Amendment to the Registration Rights Agreement dated March 12, 2009, by and between the Company and Kevin R. Keating

10.1	Share Exchange Agreement, dated March 13, 2009 by and between the Company, Befut Nevada and Befut BVI

10.2	Securities Purchase Agreement, dated as of March 13, 2009 by and among the Company and the Investors

10.3	Original Equipment Manufacturer Agreement dated February 16, 2009 by and between WFOE and Dalian Befut

10.4	Intellectual Property License Agreement dated February 16, 2009 by and between WFOE and Dalian Befut

10.5	Non-competition Agreement dated February 16, 2009 by and between WFOE and Dalian Befut

21.1	List of Subsidiaries.

(1)	Filed as an exhibit to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 16, 2007, and incorporated herein by this reference.
(2)	Filed as an exhibit to the Company's Registration Statement on Form 10-SB, as filed with the Securities and Exchange Commission on June 1, 2005, and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2009

FREZER, INC.

By:	/s/ Hongbo Cao
Hongbo Cao
President and Chief Executive Officer

Unaudited Pro Forma Condensed Financial Statements
As of December 31, 2008
and
For the Six Months Ended December 31, 2008 and the Year Ended June 30, 2008

The following unaudited pro forma condensed financial statements of Frezer, Inc. (the “Company”) have been prepared to indicate how the financial statements of the Company might have looked if the share exchange with BEFUT Corporation (“Befut Nevada”), a wholly owned subsidiary of Befut International Co. Ltd.(“Befut BVI”), and transactions related to the share exchange had occurred as of the beginning of the period presented.

The pro forma condensed financial statements have been prepared using the historical financial statements of the Company, Befut Nevada and Dalian Befut Wire & Cable Manufacturing Co., Ltd. (“Dalian Befut”, a variable interest entity) as of and for the six months ended December 31, 2008 and for the year ended June 30, 2008. For accounting purposes, because the Company was a shell company prior to the share exchange, the share exchange will be treated as a recapitalization of Frezer, Inc.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements of the Company and Dalian Befut Wire & Cable Manufacturing Co., Ltd. The pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual financial condition or results of operations had the share exchange been in effect during the periods presented, or of financial condition or results of operations that may be reported in the future.

Note that the pro forma adjustments contained in the pro forma condensed financial statements reflected that all prior and existing liabilities of Frezer, Inc. upon consummation of the share exchange have been eliminated in the pro forma as explained under Note 2 to the pro forma.

Frezer, Inc.
Unaudited Pro Forma Condensed Balance Sheet
December 31, 2008

	Historical			Pro Forma
	Frezer,	Befut	Dalian
	Inc.	Nevada	Befut	Adjustment	Notes	Combined

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$584	$258	$1,384,598	$(584)	(a)	$1,384,856
Accounts receivable, net of allowance of $20,250	-	-	6,868,308	-		6,868,308
Inventory	-	-	2,266,660	-		2,266,660
Other receivables	-	-	1,635,148	-		1,635,148
Short-term loan receivable	-	-	726,659	-		726,659
Bank loan security	-	-	677,754	-		677,754
Advance payments	-	-	3,073,816	-		3,073,816
Prepaid expenses	-	-	8,871	-		8,871

Total Current Assets	584	258	16,641,814	-		16,642,072

PROPERTY AND EQUIPMENT, NET	-	-	14,981,996	-		14,981,996
				-
OTHER ASSETS				-
Intangibles, net	-	-	4,128	-		4,128
Long-term investment	-	-	2,934	-		2,934

Total Other Assets	-	-	7,062	-		7,062

Total Assets	$584	$258	$31,630,872	$-		$31,631,130

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$17,628	$-	$726,234	$(17,628)	(a)	$726,234
Short-term bank loans	-	-	5,647,950	-		5,647,950
Advance from customers	-	-	440,203	-		440,203
Trade notes payable	-	-	1,173,600	-		1,173,600
Taxes payable	-	-	93,275	-		93,275
Other payable	-	-	577,521	-		577,521
Note payable and accrued interest - related party	20,699	-	-	(20,699)	(a)	-

Total Current Liabilities	38,327	-	8,658,783	-		8,658,783

LONG-TERM BANK LOAN
Long-term bank loan	-	-	5,477,778	-		5,477,778
Note payable	-	-	-	500,000	(a)	500,000

Total Long-term Liabilities	-	-	5,477,778	-		5,977,778

MINORITY INTEREST	-	-	387,149	-		387,149

Total Liabilities	38,327	-	14,523,710	-		15,023,710

STOCKHOLDERS’ EQUITY
Capital contribution	-	-	4,957,000	(4,957,000)	(a)	-
Common stock	4,267	258	-	113,243	(a)	117,768
Additional paid-in capital	1,631,804	-	95,484	2,707,686	(a)	4,434,716
Deficit accumulated during development stage	(1,673,814)	-	-	1,673,814	(a)	-
Statutory reserve	-	-	653,287	-		653,287
Retained earnings	-	-	9,420,208	-		9,420,208
Accumulated other comprehensive income	-	-	1,981,183	-		1,981,183

Total Stockholders’ Equity	(37,743)	258	17,107,162	-		16,607,420

Total Liabilities and Stockholders' Equity	$584	$258	$31,630,872	$-		$31,631,130

Note: (a) These adjustments reflect the recapitalization of the Company as a result of the transactions related to the share exchange.

Frezer, Inc.
Unaudited Pro Forma Condensed Statement of Operations
For the Six Months Ended December 31, 2008

	Historical			Pro Forma
	Frezer,	Befut	Dalian
	Inc.	Nevada	Befut	Adjustment	Notes	Combined

SALES	$-	$-	$10,883,540	$-		$10,883,540
				-
COST OF GOODS SOLD	-	-	8,261,547	-		8,261,547

GROSS PROFIT	-	-	2,621,993	-		2,621,993

EXPENSES
Selling, general and administrative	10,528	-	580,723	-		591,251

Total Expenses	10,528	-	580,723	-		591,251

INCOME FROM OPERATIONS	(10,528)	-	2,041,270	-		2,030,742

OTHER INCOME (EXPENSES)
Interest expense	(510)	-	(280,162)	-		(280,672)
Non-operating income (expense)	-	-	34,330	-		34,330
Government subsidy income	-	-	159,903	-		159,903

Total Other Income (Expenses)	(510)	-	(85,929)	-		(86,439)

INCOME BEFORE PROVISION FOR INCOME TAX	(11,038)	-	1,955,341	-		1,944,303

PROVISION FOR INCOME TAX	-	-	102,407	-		102,407

NET INCOME BEFORE MINORITY INTEREST	(11,038)	-	1,852,934	-		1,841,896

MINORITY INTEREST	-	-	(804)	-		(804)

NET INCOME	(11,038)	-	1,853,738	-		1,842,700

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	-	-	166,597	-		166,597

COMPREHENSIVE INCOME	$(11,038)	$-	$2,020,335	$-		$2,009,297

Frezer, Inc.
Unaudited Pro Forma Condensed Statement of Operations
For the Year Ended June 30, 2008

	Historical			Pro Forma
	Frezer,	Befut	Dalian
	Inc.	Nevada	Befut	Adjustment	Notes	Combined
SALES	$-	$-	$20,012,975	$-		$20,012,975
				-
COST OF GOODS SOLD	-	-	15,141,308	-		15,141,308

GROSS PROFIT	-	-	4,871,667	-		4,871,667

EXPENSES
Selling, general and administrative	51,843	-	939,793	-		991,636

Total Expenses	51,843	-	939,793	-		991,636

INCOME FROM OPERATIONS	(51,843)	-	3,931,874	-		3,880,031

OTHER INCOME (EXPENSES)
Interest expense	(189)	-	(338,267)	-		(338,456)
Non-operating income (expense)	-	-	210,735	-		210,735
Government subsidy income	-	-	492,294	-		492,294

Total Other Income (Expenses)	(189)	-	364,762	-		364,573

INCOME BEFORE PROVISION FOR INCOME TAX	(52,032)	-	4,296,636	-		4,244,604

PROVISION FOR INCOME TAX	-	-	71,058	-		71,058

NET INCOME BEFORE MINORITY INTEREST	(52,032)	-	4,225,578	-		4,173,546

MINORITY INTEREST	-	-	(4,410)	-		(4,410)

NET INCOME	(52,032)	-	4,229,988	-		4,177,956

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	-	-	1,303,694	-		1,303,694

COMPREHENSIVE INCOME	$(52,032)	$-	$5,533,682	$-		$5,481,650

Notes to Pro Forma Condensed Financial Statements

Note 1 - Basis of Presentation

The Unaudited Pro Forma financial statements reflect financial information, which gives effect to the acquisition of all the outstanding common stock of Befut Nevada in exchange for 117,768,300 shares of the Company.

The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. The combination of the two companies is recorded as a recapitalization of the Company pursuant to which Befut Nevada is treated as the continuing entity. Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of Befut Nevada that would affect the Pro Forma Statement of Operations.

Note 2 - Adjustments

All of the adjustments to the Unaudited Pro Forma financial statements are due to the agreement with the former majority shareholders of the Company to take on all the liabilities of the Company as of the closing of the sale of their majority interest to Befut Nevada and they paid such liabilities upon such closing. As such, all the prior period expenses are essentially being paid by the Company’s former majority shareholders and not the Company. Therefore, all the liabilities and related expenses have been adjusted out of the Pro Forma financial statements.

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2008 AND 2007

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2008 AND 2007

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Dalian Befut Wire & Cable Manufacturing Co., Ltd.

We have audited the accompanying consolidated balance sheets of Dalian Befut Wire & Cable Manufacturing Co., Ltd. and subsidiary (the “Company”) as of June 30, 2008 and 2007, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dalian Befut Wire & Cable Manufacturing Co., Ltd. and Subsidiary as of June 30, 2008 and 2007, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Parsippany, New Jersey
November 16, 2008

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

CONSOLIDATED BALANCE SHEETS

	June 30, 2008	June 30, 2007
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$352,791	$331,618
Accounts receivable, net of allowance for doubtful accounts of $25,263 and $91,393 at June 30, 2008 and June 30, 2007, respectively	5,902,124	5,680,556
Inventory	1,643,943	1,117,504
Other receivables	894,078	177,538
Short-term loan receivable	505,375	-
Bank loan security	630,288	-
Advance payments	529,602	8,931,240
Prepaid expenses	9,972	10,112
Total Current Assets	10,468,173	16,248,568

PROPERTY AND EQUIPMENT, NET	15,306,859	4,906,921

OTHER ASSETS
Intangibles, net	5,631	7,823
Long-term investment	2,918	2,630
Total Other Assets	8,549	10,453

Total Assets	$25,783,581	$21,165,942

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,515,630	$836,450
Short-term bank loans	2,188,500	3,044,225
Advance from customers	353,442	571,168
Trade notes payable	-	394,500
Taxes payable	46,956	60,931
Other payables	443,337	1,114,554
Total Current Liabilities	4,547,865	6,021,828

LONG-TERM BANK LOAN	5,763,050	5,260,000

MINORITY INTEREST	385,839	351,969

Total Liabilities	10,696,754	11,633,797

STOCKHOLDERS’ EQUITY
Capital contribution	4,957,000	4,957,000
Additional paid-in capital	95,484	74,484
Statutory reserve	653,287	274,126
Retained earnings	7,566,470	3,715,643
Accumulated other comprehensive income	1,814,586	510,892
Total Stockholders’ Equity	15,086,827	9,532,145

Total Liabilities and Stockholders' Equity	$25,783,581	$21,165,942

The accompanying notes are an integral part of these consolidated financial statements.

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

	For the Years Ended June 30,
	2008	2007

SALES	$20,012,975	$17,483,967

COST OF GOODS SOLD	15,141,308	14,034,451

GROSS PROFIT	4,871,667	3,449,516

OPERATING EXPENSES
Selling, general and administrative	939,793	854,931

INCOME FROM OPERATIONS	3,931,874	2,594,585

OTHER INCOME (EXPENSES)
Other income	215,155	77,072
Interest expense	(338,267)	(486,373)
Other expense	(4,420)	352
Government subsidy income	492,294	239,545

Total Other Income (Expenses)	364,762	(169,404)

INCOME BEFORE PROVISION FOR INCOME TAX	4,296,636	2,425,181

PROVISION FOR INCOME TAX	71,058	130,546

NET INCOME BEFORE MINORITY INTEREST	4,225,578	2,294,635

MINORITY INTEREST	(4,410)	(439)

NET INCOME	4,229,988	2,295,074

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	1,303,694	405,217

COMPREHENSIVE INCOME	$5,533,682	$2,700,291

The accompanying notes are an integral part of these consolidated financial statements.

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

					Accumulated
		Additional			other	Total
	Capital	Paid-in	Statutory	Retained	Comprehensive	Stockholders’
	Contribution	Capital	Reserve	Earnings	Income	Equity

Balance at June 30, 2006	$4,957,000	$74,484	$35,599	$1,659,096	$105,675	$6,831,854

Net income	-	-	-	2,295,074	-	2,295,074

Statutory reserve	-	-	238,527	(238,527)	-	-

Other comprehensive income	-	-	-	-	405,217	405,217

Balance at June 30, 2007	$4,957,000	$74,484	$274,126	$3,715,643	$510,892	$9,532,145

Additional paid-in capital	-	21,000	-	-	-	21,000

Net income	-	-	-	4,229,988	-	4,229,988

Statutory reserve	-	-	379,161	(379,161)	-	-

Other comprehensive income	-	-	-	-	1,303,694	1,303,694

Balance at June 30, 2008	$4,957,000	$95,484	$653,287	$7,566,470	$1,814,586	$15,086,827

The accompanying notes are an integral part of these financial statements.

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$4,229,988	$2,295,074
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	231,899	202,439
Bad debt expense	-	57,620
Minority interest	(4,410)	(439)
Changes in current assets and current liabilities:
Accounts receivable	377,949	294,964
Inventory	(381,328)	(957,065)
Other receivables	(657,872)	176,484
Advance payments	8,851,852	(937,824)
Prepaid expenses	1,177	(7,678)
Accounts payable and accrued expenses	560,904	(821,894)
Advance from customers	(264,501)	556,357
Taxes payable	(19,486)	6,069
Other payables	(748,627)	(1,920,667)
Total Adjustments	7,947,557	(3,351,634)

Net Cash Provided by (Used in) Operating Activities	12,177,545	(1,056,560)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(143,483)	(70,954)
Short-term loans made to third parties	(476,937)	-
Additions to construction in progress	(9,393,158)	(2,736,956)

Net Cash Used in Investing Activities	(10,013,578)	(2,807,910)

CASH FLOWS FROM FINANCING ACTIVITIES:
Trade notes payable	(413,070)	(2,177,530)
Repayment of short-term bank loans	(1,122,174)	(1,484,848)
Repayment of long-term bank loan	(68,845)	-
Bank loan security	(594,821)	-
Proceeds from long-term bank loan	-	5,123,600
Additional paid-in capital	20,654	-

Net Cash Provided by (Used in) Financing Activities	(2,178,256)	1,461,222

EFFECT OF FOREIGN CURRENCY TRANSLATION ON CASH	35,462	69,421

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,173	(2,333,827)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	331,618	2,665,445

CASH AND CASH EQUIVALENTS AT END OF YEAR	$352,791	$331,618

The accompanying notes are an integral part of these consolidated financial statements.

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2008 AND 2007

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Dalian Befut Wire & Cable Manufacturing Co., Ltd. was formed on June 13, 2002, under the corporate laws of the People’s Republic of China (“PRC”). Its primary business is to design and manufacture industrial wires and cables. The Company is located in the City of Dalian, Liaoning Province, the People’s Republic of China (“PRC”).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND CONSOLIDATEION

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Stated of America. The consolidated financial statements include the accounts of Dalian Befut Wire & Cable Manufacturing Co., Ltd. and its wholly-owned subsidiary. All inter-company transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include valuation reserves for accounts receivable, inventory and income taxes. Actual results could differ from those estimates

CASH AND CASH EQUIVALENTS

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," the Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at the amount management expects to collect from balances outstanding at the end of the period. Based on its assessment of the credit history with customers having outstanding balances and current relationships with them, management makes conclusions whether any realization of losses on balances outstanding at the end of the period will be deemed uncollectible based on the age of the receivables. The Company reserves 3% of accounts receivable balances that have been outstanding less than one year, 5% of accounts receivable balances that have been outstanding between one year and two years, and 100% of receivable balances that have been outstanding more than two years. The allowance for doubtful accounts at June 30, 2008 and 2007 was $25,263 and $91,393, respectively.

INVENTORY

Inventory is stated at the lower of cost or market. Cost is determined using the weighted-average cost method. Provisions are made for excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value. Management continually evaluates the recoverability based on assumptions about customer demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory reserves or write-downs may be required that could negatively impact our gross margin and operating results. The Company did not record any provision for slow-moving and obsolete inventory as of June 30, 2007 and 2008.

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2008 AND 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is calculated are provided on the straight-line method over the estimated useful lives of the assets as follows:

Vehicles	5 years
Furniture, machinery and equipment	10 years
Buildings and improvements	20 years

Construction in progress primarily represents the renovation costs of plant, machinery and equipment Costs incurred are capitalized and transferred to property and equipment upon completion, at which time depreciation commences.

LONG-LIVED ASSETS

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions, which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total of the expected future undiscounted cash flows is less than the total carrying value of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

REVENUE RECOGNITION

The Company derives its revenues primarily from sale of printed packaging products. In accordance with the provisions of Staff Accounting Bulletin No. 103, revenue is recognized when merchandise is shipped, title and risk of loss pass to the customer and collectibility is reasonably assured.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed when incurred. Research and development costs for the years ended June 30, 2008 and 2007 was $6,903 and $6,405, respectively.

ADVERTISING COSTS

The Company expenses the cost of advertising as incurred. Advertising costs for the years ended June 30, 2008 and 2007 was $6,540 and $106,199, respectively.

INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2008 AND 2007

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES (continued)

A valuation allowance is provided to reduce the carrying amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized. No differences were noted between the book and tax bases of the Company’s assets and liabilities, respectively. Therefore, there are no deferred tax assets or liabilities for the years ended June 30, 2008 and 2007.The standard corporate income tax rate has decreased from 33% to 25% with effect from January 1, 2008, when new Chinese tax law became effective.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, investment securities, accounts receivable, accounts payable, accrued expenses and other obligations, approximate their fair value due to the short-term maturities of the related instruments.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The financial position and results of operations of the Company is determined using local currency (Chinese Yuan) as the functional currency. Assets and liabilities are translated at the prevailing exchange rate in effect at each year end. Contributed capital accounts are translated using the historical rate of exchange when capital is contributed. Income statement accounts are translated at the average rate of exchange during the year. Currency translation adjustments arising from the use of different exchange rates are included in accumulated other comprehensive income in shareholders' equity. Gains and losses resulting from foreign currency transactions are included in operations.

COMPREHENSIVE INCOME

The Company has adopted SFAS No. 130, Reporting Comprehensive Income, which establishes rules for the reporting and display of comprehensive income, its components and accumulated balances. SFAS No. 130 defines comprehensive income to include all changes in equity, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on available-for-sale marketable securities, except those resulting from investments by owners and distributions to owners.

NOTE 3– INVENTORY

Inventory at June 30, 2008 and 2007 consists of the following:

	June 30, 2008	June 30, 2007

Raw materials	$194,273	$339,854
Work in process	111,756	53,226
Finished goods	1,337,914	724,424

Total	$1,643,943	$1,117,504

NOTE 4– ADVANCE PAYMENTS

As a common practice in Chinese business environment, the Company is often required to make advances to certain vendors for raw material purchase. The balances for advance payment amounted to $529,602 and $8,931,240 as of June 30, 2008 and 2007, respectively.

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2008 AND 2007

NOTE 5– PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2008 and 2007 consists of the following:

	June 30, 2008	June 30, 2007

Buildings	$1,019,457	$918,839
Machinery and equipment	1,587,174	1,294,935
Office equipment and furniture	52,550	45,920
Vehicles	199,869	180,142
Subtotal	2,859,050	2,439,836
Less: Accumulated depreciation	817,366	517,968
	2,041,684	1,921,868
Add: Construction in progress	13,265,175	2,985,053
Total	$15,306,859	$4,906,921

Depreciation expense for the years ended June 30, 2008 and 2007 was $229,021 and $199,762, respectively.

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	June 30, 2008	June 30, 2007

Accounts payable	$1,435,630	$796,450
Accrued expenses	80,000	40,000

Total	$1,515,630	$836,450

The carrying value of accounts payable and accrued expenses approximates fair value due to the short-term nature of these obligations.

NOTE 7 – SHORT-TERM BANK LOANS

Short-term bank loans consist of the following:
	June 30, 2008	June 30, 2007
On July 13, 2006, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by July 12, 2007. The interest is to be calculated using an annual fixed interest rate of 7.3125% and paid
monthly. The loan is secured by the Company’s property and equipment.	$-	$295,875

On December 22, 2006, the Company obtained a loan from Shanghai Pudong
Development bank, of which the principal is to be paid in full by December 21,
2007. The interest is to be calculated using an annual fixed interest rate of
6.732% and Paid monthly. The loan is secured by the Company’s property
and equipment and a third party.	$-	$1,315,000

On February 9, 2007, the Company obtained a loan from Bank of Dalian of which the principal is to be paid in full by August 9, 2007. The interest is to be calculated using an annual fixed interest rate of 6.696% and paid
monthly. The loan is secured by a third party.	$-	$394,500

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2008 AND 2007

NOTE 7 – SHORT-TERM BANK LOANS (continued)

On April 9, 2007, the Company obtained a loan from Bank of Dalian of which the principal is to be paid in full by April 9, 2008. The interest is to be calculated using an annual fixed interest rate of 7.668% and paid
monthly. The loan is secured by a third party.	$-	$394,500

On May 24, 2007, the Company obtained a loan from Bank of Dalian of which the principal is to be paid in full by May 24, 2008. The interest is to be calculated using an annual fixed interest rate of 7.884% and paid
monthly. The loan is secured by a third party.	$-	$644,350

On August 2, 2007, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by July 12, 2008. The interest is to be calculated using an annual fixed interest rate of 9.576% and paid
monthly. The loan is secured by a third party.	$291,800	$-

On December 24, 2007, the Company obtained a loan from Shanghai Pudong
Development Bank, of which the principal is to be paid in full by December 24,
2008. The interest is to be calculated using an annual fixed interest rate of
8.019% and paid monthly. The loan is secured by the Company’s property and
equipment and a third party.	$1,459,000	$-

On April 24, 2008, the Company obtained a loan from Bank of Dalian, of which the principal is to be paid in full by April 24, 2009. The interest is to be calculated using an annual fixed interest rate of 9.711% and paid
monthly. The loan is secured by a third party.	$437,700	$-

Total short-term bank loans	$2,188,500	$3,044,225

NOTE 8 – LONG-TERM BANK LOAN

In November 2006, the Company obtained a loan from Construction Bank of China for property purchase. As per the terms of the loan agreement, the loan will mature in November 2011. The interest rate is to be adjusted every twelve months.

As of June 30, 2008 and 2007, the loan balance was $5,763,050 and $5,260,000, respectively. The annual interest rate for the first and the second twelve months was 8.6879% and 7.50312%, respectively.

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2008 AND 2007

NOTE 9 – EMPLOYEE WELFARE PLAN

The Company has established an employee welfare plan in accordance with Chinese laws and regulations. Full-time employees of the Group in the PRC participate in a government-mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance and other welfare benefits are provided to employees. PRC labor regulations require the Group to accrue for these benefits based on certain percentage of the employees’ salaries. The total contribution for such employee benefits was $13,600 and $20,422 for the years ended June, 2008 and 2007, respectively.

NOTE 10– STATUTORY COMMON WELFARE FUND

As stipulated by the People’s Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)	Making up cumulative prior years’ losses, if any;

(ii)
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

(iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees;

Allocations to the discretionary surplus reserve, is approved in the shareholders’ general meeting. The Company did not provide a reserve for the welfare fund for the years ended June 30, 2008 and 2007, respectively.

NOTE 11 – RISK FACTORS

In fiscal year 2008, three major vendors accounted for approximately 57% of the Company’s raw materials, while in fiscal year 2007, one major vendor accounted for approximately 57% of the Company’s raw materials. Total purchases from these vendors were $10,028,932 and $9,440,883 for the years ended June 30, 2008 and 2007, respectively.

Four major customers accounted for 26% and 19% of the net revenue for the years ended June 30, 2008 and 2007. Total sales to these customers were $5,268,594 and $3,284,073, for the years ended June 30, 2008 and 2007, respectively.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 12 - CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to credit risk consist principally of cash on deposit with financial institutions. Management believes that the financial institutions that hold the Company’s cash and cash equivalents are financially sound and minimal credit risk exists with respect to these investments.

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2008 AND 2007

NOTE 13 – SUPPLEMENTAL CASH FLOW DISCLOSURES

The following is supplemental information relating to the consolidated statements of cash flows:

	June 30, 2008	June 30, 2007

Cash paid for interest	$338,267	$486,373

Cash paid for income taxes	$71,058	$130,546

NOTE 14 - SUBSEQUENT EVENTS

None.

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

(UNAUDITED)

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Dalian Befut Wire & Cable Manufacturing Co., Ltd.

We have reviewed the accompanying consolidated balance sheet of Dalian Befut Wire & Cable Manufacturing Co., Ltd. (the “Company”) as of December 31, 2008, and the related consolidated statements of operations and other comprehensive income, and cash flows for the six months ended December 31, 2008 and 2007. These consolidated financial statements are the responsibility of the company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Parsippany, New Jersey
February 16, 2009

1

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

Consolidated Balance Sheets

	December 31,	June 30,
	2008	2008
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$1,384,598	$352,791
Accounts receivable, net of allowance for doubtful accounts of $20,250
and $25,263 at December 31, 2008 and June 30, 2008, respectively	6,868,308	5,902,124
Inventory	2,266,660	1,643,943
Other receivables	1,635,148	894,078
Loans receivable	726,659	505,375
Bank loan security deposits	677,754	630,288
Advances to suppliers	3,073,816	529,602
Prepaid expenses	8,871	9,972
Total current assets:	16,641,814	10,468,173

Property and equipment, net:	14,981,996	15,306,859

Other assets:
Intangibles, net	4,128	5,631
Long-term investment	2,934	2,918
Total other assets:	7,062	8,549

Total assets:	$31,630,872	$25,783,581

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued expenses	$726,234	$1,515,630
Short-term bank loans	5,647,950	2,188,500
Advances from customers	440,203	353,442
Trade notes payable	1,173,600	-
Taxes payable	93,275	46,956
Other current liabilities	577,521	443,337
Total current liabilities:	8,658,783	4,547,865

Long-term bank loan:	5,477,778	5,763,050

Minority interest:	387,149	385,839

Total liabilities:	14,523,710	10,696,754

Stockholders’ equity:
Capital contribution	4,957,000	4,957,000
Additional paid-in capital	95,484	95,484
Statutory reserve	653,287	653,287
Retained earnings	9,420,208	7,566,470
Accumulated other comprehensive income	1,981,183	1,814,586
Total stockholders’ equity:	17,107,162	15,086,827

Total liabilities and stockholders' equity:	$31,630,872	$25,783,581

The accompanying notes are an integral part of these consolidated financial statements.

2

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

Consolidated Statements of Operations and Other Comprehensive Income
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Sales:	$5,597,320	$5,789,673	$10,883,540	$11,075,538

Cost of goods sold:	4,297,581	5,378,206	8,261,547	8,606,265

Gross profit:	1,299,739	411,467	2,621,993	2,469,273

Operating expenses:
Selling, general and administrative	346,285	363,349	580,723	612,511

Income from operations:	953,454	48,118	2,041,270	1,856,762

Other income (expenses):
Interest expense	(122,030)	(115,189)	(280,162)	(192,504)
Other income (expense)	55,751	141,140	34,330	141,140
Government subsidy income	100,833	380,021	159,903	433,841

Total other income (expenses):	34,554	405,972	(85,929)	382,477

Income before provision for income tax:	988,008	454,090	1,955,341	2,239,239

Provision for income tax:	29,684	26,828	102,407	60,030

Net income before minority interest:	958,324	427,262	1,852,934	2,179,209

Minority interest:	(724)	(1,559)	(804)	(2,420)

Net income:	959,048	428,821	1,853,738	2,181,629

Other comprehensive income:
Foreign currency translation adjustment	45,570	490,472	166,597	517,478

Comprehensive income:	$1,004,618	$919,293	$2,020,335	$2,699,107

The accompanying notes are an integral part of these consolidated financial statements.

3

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended
	December 31,
	2008	2007
Cash flows from operating activities:
Net Income	$1,853,738	$2,181,629
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	129,455	109,822
Minority interest	(804)	(2,420)
Changes in current assets and current liabilities:
Accounts receivable	(932,103)	643,311
Inventory	(612,574)	(463,353)
Other receivables	(734,813)	15,289
Advances to suppliers	71,727	8,841,036
Prepaid expenses	1,155	1,142
Accounts payable and accrued expenses	(715,933)	(293,139)
Advances from customers	84,667	(580,246)
Taxes payable	45,978	16,170
Other current liabilities	131,509	(954,362)
Total adjustments:	(2,531,736)	7,333,250

Net cash provided by (used in) operating activities:	(677,998)	9,514,879

Cash flows from investing activities:
Additions to property and equipment	(59,188)	(95,809)
Refund from (additions to) construction in progress	339,305	(8,875,567)
Advance payment for property and equipment	(2,608,359)	-

Net cash used in investing activities:	(2,328,242)	(8,971,376)

Cash flows from financing activities:
Issuance (repayment) of trade notes payable	1,171,440	(400,770)
Bank loan security deposits	(43,929)	(786,845)
Loans receivable	(218,111)	(461,510)
Proceeds from short-term bank loans	3,441,105	901,733
Repayment of long-term bank loan	(316,289)	(66,795)

Net cash provided by (used in) financing activities:	4,034,216	(814,187)

Effect of foreign currency translation on cash:	3,831	59,532

Net increase in cash and cash equivalents:	1,031,807	(211,152)

Cash and cash equivalents – beginning:	352,791	331,618

Cash and cash equivalents – ending:	$1,384,598	$120,466

The accompanying notes are an integral part of these consolidated financial statements.

4

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Dalian Befut Wire & Cable Manufacturing Co., Ltd. was formed on June 13, 2002, under the corporate laws of the People’s Republic of China (“PRC”). Its primary business is to design and manufacture industrial wires and cables. The Company is located in the City of Dalian, Liaoning Province, the People’s Republic of China (“PRC”).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis Of Presentation

The Company’s Consolidated Financial Statements include the accounts of its direct wholly-owned subsidiary and of its indirect proportionate share of subsidiary owned by the wholly-owned subsidiary. All intercompany balances and transactions are eliminated in consolidation. The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to interim financial information and with the requirements of Form 10-Q and Regulation S-X of the Securities and Exchange Commission applicable to smaller reporting companies. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included.

Interim Financial Statements

These interim financial statements should be read in conjunction with the audited financial statements for the year ended June 30, 2008, as not all disclosures required by generally accepted accounting principles for annual financial statements are presented. The interim financial statements follow the same accounting policies and methods of computations as the audited financial statements for the year ended June 30, 2008.

NOTE 3– INVENTORY

Inventory at December 31, 2008 and June, 2008 consists of the following:

	December 31, 2008	June 30,2008

Raw materials	$632,421	$194,273
Work in process	91,302	111,756
Finished goods	1,542,937	1,337,914

Total	$2,266,660	$1,643,943

NOTE 4– ADVANCES TO SUPPLIERS

As a common practice in Chinese business environment, the Company is often required to make advances to certain vendors for inventory, equipment, and construction-in-progress. The balances for advances on purchase of inventory amounted to $460,647 and $529,602 as of December 31, 2008 and June 30, 2008. Additionally, the Company made advances on equipment purchases amounting to $2,613,169 and $-0- as of December 31, 2008 and June 30, 2008, respectively.

5

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(UNAUDITED)

NOTE 5– PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2008 and June 30, 2008 consists of the following:

	December 31, 2008	June 30, 2008

Buildings	$1,025,047	$1,019,457
Machinery and equipment	1,606,783	1,587,174
Office equipment and furniture	55,754	52,550
Vehicles	246,439	199,869
Subtotal	2,934,023	2,859,050
Less: Accumulated depreciation	950,008	817,366
	1,984,015	2,041,684
Add: Construction in progress	12,997,981	13,265,175

Total	$14,981,996	$15,306,859

Depreciation expense for the six months ended December 31, 2008 and 2007 was $127,925 and $108,194, respectively.

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	December 31, 2008	June 30, 2008

Accounts payable	$718,234	$1,435,630
Accrued expenses	8,000	80,000

Total	$726,234	$1,515,630

The carrying value of accounts payable and accrued expenses approximates fair value due to the short-term nature of these obligations.

NOTE 7 – SHORT-TERM BANK LOANS

Short-term bank loans consist of the following:

	December 31,	June 30,
	2008	2008

On August 2, 2007, the Company obtained a loan from Agricultural Bank of
China, of which the principal is to be paid in full by July 12, 2008. The interest is to be calculated using an annual fixed interest rate of 9.576% and paid
monthly. The loan is secured by a third party.	$-	$291,800

On December 24, 2007, the Company obtained a loan from Shanghai Pudong
Development Bank, of which the principal is to be paid in full by December 24,
2008. The interest is to be calculated using an annual fixed interest rate of
8.019% and paid monthly. The loan is secured by the Company’s property and
equipment and a third party.	$-	$1,459,000

6

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(UNAUDITED)

NOTE 7 – SHORT-TERM BANK LOANS (continued)

On April 24, 2008, the Company obtained a loan from Bank of Dalian, of which the principal is to be paid in full by April 24, 2009. The interest is to be calculated using an annual fixed interest rate of 9.711% and paid
monthly. The loan is secured by a third party.	$440,100	$437,700

On July 31, 2008, the Company obtained a loan from Guangdong
Development Bank, of which the principal is to be paid in full by July 31, 2009.
The interest is to be calculated using an annual fixed interest rate of 9.98%
and paid monthly. The loan is secured by a third party.	$586,800	$-

On August 27, 2008, the Company obtained a loan from Bank of Dalian, of which the principal is to be paid in full by August 27, 2009. The interest is to be calculated using an annual fixed interest rate of 10.458% and paid
monthly. The loan is secured by the Company’s inventory.	$2,934,000	$-

On November 21, 2008, the Company obtained a loan from Agricultural Bank of China of which the principal is to be paid in full by August 20, 2009. The interest is to be calculated using an annual fixed interest rate of 10.1085% and
paid monthly. The loan is secured by property and equipment and a third party	$220,050	$-

On December 28, 2008, the Company obtained a loan from Agricultural Bank of China of which the principal is to be paid in full by December 28, 2009. The interest is to be calculated using an annual fixed interest rate of 8.019% and
paid monthly. The loan is secured by a store of the Company	$1,467,000	$-

Total short-term bank loans	$5,647,950	$2,188,500

NOTE 8 – LONG-TERM BANK LOAN

In November 2006, the Company obtained a loan from Construction Bank of China for property purchase. As per the terms of the loan agreement, the loan will mature in November 2011. The interest rate is to be adjusted every twelve months.

As of December 31, 2008 and June 30, 2008, the loan balance was $5,477,778 and $5,763,050, respectively. The annual interest rate for the first and the second twelve months was 8.6879% and 7.50312%, respectively, for this quarter the annual interest rate going to 15.7895%.

NOTE 9 – TRADE NOTES PAYABLE

Trade notes payable consists of noncollateralized non-interest bearing promissory notes issued in connection with the acquisition of certain inventory. Balances outstanding under the notes as of December 31, 2008 and June 30, 2008 were $1,173,600 and $-0-, respectively.

NOTE 10– STATUTORY COMMON WELFARE FUND

As stipulated by the People’s Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

7

DALIAN BEFUT WIRE & CABLE MANUFACTURING CO., LTD.

Notes to Consolidated Financial Statements
December 31, 2008 and 2007
(UNAUDITED)

NOTE 10– STATUTORY COMMON WELFARE FUND (continued)

(i)	Making up cumulative prior years’ losses, if any;

(ii)
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

(iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees;

Allocations to the discretionary surplus reserve, is approved in the shareholders’ general meeting. The Company did not provide a reserve for the welfare fund for the six months ended December 31, 2008 and 2007, respectively.

NOTE 11 – RISK FACTORS

For the six months ended December 31, 2008 and 2007, two major vendors accounted for approximately 60.35% and 53.19% of the Company’s raw materials, respectively. Total purchases from these vendors were $6,672,275 and $5,652,696 for the six months ended December 31, 2008 and 2007, respectively.

For the six months ended December 31, 2008, three major customers accounted for approximately 44.8% of the net revenue, total sales made to these customers amounted to $4,876,163. For the six months ended December 31, 2007, four major customers accounted for approximately 28.02% of the net revenue, total sales to these customers amounted to $3,103,237.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 12 - CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to credit risk consist principally of cash on deposit with financial institutions. Management believes that the financial institutions that hold the Company’s cash and cash equivalents are financially sound and minimal credit risk exists with respect to these investments.

NOTE 13 – SUPPLEMENTAL CASH FLOW DISCLOSURES

The following is supplemental information relating to the consolidated statements of cash flows:

	Six Months Ended December 31,
	2008	2007

Cash paid for interest	$280,162	$192,504
Cash paid for income taxes	$102,407	$60,030

NOTE 14 - SUBSEQUENT EVENTS

None.

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